Exhibit 99.2

EXETER REASSURANCE COMPANY, LTD.

Financial Statements

As of December 31, 2013 and 2012 and for the years ended

December 31, 2013, 2012 and 2011 (As restated)

and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholder of

Exeter Reassurance Company, Ltd.:

We have audited the accompanying financial statements of Exeter Reassurance Company, Ltd. (a wholly-owned subsidiary of MetLife, Inc.) (the “Company”), which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, comprehensive income (loss), stockholder’s equity, and cash flows for each of the three years in the period ended December 31, 2013, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Exeter Reassurance Company, Ltd. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2013, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 1 to the financial statements, the accompanying financial statements have been restated to correct misstatements on the 2013, 2012 and 2011 statements of cash flows. Our opinion is not modified with respect to this matter.

Other Matters

In our report dated April 2, 2014 on the previously issued 2012 financial statements filed with the Cayman Islands Monetary Authority (“CIMA”), we expressed an opinion that the Company’s 2012 balance sheet did not fairly present insurance liabilities and, accordingly, did not conform to the presentation required under accounting principles generally accepted in the United States of America. That presentation was based on practices prescribed or permitted by CIMA. As noted in Note 1, in these general purpose financial statements, the Company has changed its presentation of insurance liabilities to conform to accounting principles generally accepted in the United States of America. Accordingly, our present opinion on the 2012 financial statements, as presented herein, is different from that expressed in our previous report.

In addition, results of the Company may not be indicative of those of a stand-alone entity, as the Company is a member of a controlled group of affiliated companies.

/s/ DELOITTE & TOUCHE LLP

Certified Public Accountants

Princeton, New Jersey

April 2, 2014

(October 27, 2014 as to Note 1 related to the restatements and November 7, 2014 as to Note 14)

Exeter Reassurance Company, Ltd.

Balance Sheets

December 31, 2013 and 2012

(In thousands, except share and per share data)

	2013	2012
Assets
Investments:
Fixed maturity securities available-for-sale, at estimated fair value (amortized cost: $1,311,922 and $1,719,913, respectively)	$1,321,081	$1,785,619
Short-term investments, at estimated fair value	2,781,282	4,307,652
Derivative assets	2,375,499	4,652,428
Funds withheld at interest	2,694,267	2,436,815

Total investments	9,172,129	13,182,514
Cash and cash equivalents	629,616	905,519
Accrued investment income	94,238	93,501
Premiums, reinsurance and other receivables	645,814	775,433
Deferred policy acquisition costs	159,820	136,661
Current income tax recoverable	196,592	261,720
Deferred income tax recoverable	1,529,464	2,267,071

Total assets	$12,427,673	$17,622,419

Liabilities and Stockholder’s Equity
Liabilities
Future policy benefits	$2,747,421	$2,735,580
Policyholder account balances	2,488,945	8,831,285
Other policy-related balances	2,170,145	1,896,818
Policyholder dividends payable	16,256	17,438
Debt — affiliated	575,118	75,118
Derivative liabilities	2,648,454	1,665,997
Other liabilities	551,170	1,726,141

Total liabilities	11,197,509	16,948,377

Contingencies and Commitments (Note 12)
Stockholder’s Equity
Preferred stock, par value $.01 per share; 250,000 shares authorized, 200,000 issued and outstanding at December 31, 2013; par value $1.00 per share; 200,000 shares authorized, issued and outstanding at December 31, 2012; $2,000,000 aggregate liquidation preference at December 31, 2013 and 2012	2	200
Common stock, par value $.01 per share; 13,875,000 shares authorized, 13,466,000 issued and outstanding at December 31, 2013; par value $1.00 per share; 14,125,000 shares authorized, 13,466,000 shares issued and outstanding at December 31, 2012	135	13,466
Additional paid-in capital	4,125,653	4,085,299
Retained earnings (accumulated deficit)	(2,964,638)	(3,504,200)
Accumulated other comprehensive income (loss)	69,012	79,277

Total stockholder’s equity	1,230,164	674,042

Total liabilities and stockholder’s equity	$12,427,673	$17,622,419

See accompanying notes to the financial statements.

Exeter Reassurance Company, Ltd.

Statements of Operations

For the Years Ended December 31, 2013, 2012 and 2011

(In thousands)

	2013	2012	2011
Revenues
Premiums	$59,372	$949,827	$71,518
Universal life and investment-type product policy fees	586,571	548,425	432,722
Net investment income	35,423	20,695	17,238
Net investment gains (losses)	(56,581)	41,793	(1,086)
Net derivative gains (losses)	1,935,248	(3,676,589)	230,434
Other revenues	1,395	22,916	43,740

Total revenues	2,561,428	(2,092,933)	794,566

Expenses
Policyholder benefits and claims	1,379,886	1,811,746	309,339
Interest credited to policyholder account balances	17,399	16,598	15,831
Policyholder dividends	26,675	30,279	30,722
Other expenses	101,207	206,841	169,883

Total expenses	1,525,167	2,065,464	525,775

Income (loss) before provision for income tax	1,036,261	(4,158,397)	268,791
Provision for income tax expense (benefit)	364,215	(1,455,499)	94,077

Net income (loss)	$672,046	$(2,702,898)	$174,714

See accompanying notes to the financial statements.

Exeter Reassurance Company, Ltd.

Statements of Comprehensive Income (Loss)

For the Years Ended December 31, 2013, 2012 and 2011

(In thousands)

	2013	2012	2011
Net income (loss)	$672,046	$(2,702,898)	$174,714
Other comprehensive income (loss):
Unrealized investment gains (losses), net of related offsets	(56,634)	25,017	35,549
Foreign currency translation adjustments	26,548	13,028	(15,751)

Other comprehensive income (loss), before income tax	(30,086)	38,045	19,798
Income tax (expense) benefit related to items of other comprehensive income (loss)	19,821	(8,756)	(12,442)

Other comprehensive income (loss), net of income tax	(10,265)	29,289	7,356

Comprehensive income (loss)	$661,781	$(2,673,609)	$182,070

See accompanying notes to the financial statements.

Exeter Reassurance Company, Ltd.

Statements of Stockholder’s Equity

For the Years Ended December 31, 2013, 2012 and 2011

(In thousands)

					Accumulated Other Comprehensive Income (Loss)
	Preferred Stock	Common Stock	Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Net Unrealized Investment Gains (Losses)	Foreign Currency Translation Adjustments	Total Stockholder’s Equity
Balance at December 31, 2010	$—	$13,466	$548,218	$(976,016)	$3,341	$39,291	$(371,700)
Capital contribution from MetLife, Inc. (Note 9)			703,860				703,860
Comprehensive income (loss):
Net income (loss)				174,714			174,714
Other comprehensive income (loss), net of income tax					23,107	(15,751)	7,356

Balance at December 31, 2011	—	13,466	1,252,078	(801,302)	26,448	23,540	514,230

Capital contribution from MetLife, Inc. (Note 9)			833,421				833,421
Non-cumulative perpetual preferred stock issuance — newly issued shares (Note 9)	200		1,999,800				2,000,000
Comprehensive income (loss):
Net income (loss)				(2,702,898)			(2,702,898)
Other comprehensive income (loss), net of income tax					16,261	13,028	29,289

Balance at December 31, 2012	200	13,466	4,085,299	(3,504,200)	42,709	36,568	674,042

Capital contribution from MetLife, Inc. (Note 9)			26,825				26,825
Change in preferred and common stock par value (Note 9)	(198)	(13,331)	13,529				—
Dividends on perpetual preferred stock				(132,484)			(132,484)
Comprehensive income (loss):
Net income (loss)				672,046			672,046
Other comprehensive income (loss), net of income tax					(36,813)	26,548	(10,265)

Balance at December 31, 2013	$2	$135	$4,125,653	$(2,964,638)	$5,896	$63,116	$1,230,164

See accompanying notes to the financial statements.

Exeter Reassurance Company, Ltd.

Statements of Cash Flows

For the Years Ended December 31, 2013, 2012 and 2011

(In thousands)

	2013	2012	2011
	As Restated See Note 1	As Restated See Note 1	As Restated See Note 1
Cash flows from operating activities
Net income (loss)	$672,046	$(2,702,898)	$174,714
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of premiums and accretion of discounts associated with investments, net	20,823	5,956	(62)
(Gains) losses on investments, net	56,581	(41,793)	1,086
(Gains) losses on derivatives, net	(204,378)	4,802,934	469,752
Universal life and investment-type product policy fees	11,088	(556)	(3,781)
Change in accrued investment income	28	(77,901)	(6,706)
Change in premiums, reinsurance and other receivables	112,292	155,762	358,863
Change in deferred policy acquisition costs, net	(23,159)	41,444	28,571
Change in income tax recoverable (payable)	670,461	(1,675,874)	(19,555)
Change in insurance-related liabilities and policy-related balances	272,897	530,400	256,552
Change in other liabilities	101,876	(96,015)	(355,242)
Other, net	31,681	24,977	29,195

Net cash provided by (used in) operating activities	1,722,236	966,436	933,387

Cash flows from investing activities
Sales, maturities and repayments of:
Fixed maturity securities	813,413	1,310,619	604,979
Equity securities	128	7,212	2,880
Purchases of fixed maturity securities	(415,825)	(1,486,466)	(754,191)
Cash received in connection with freestanding derivatives	146,845	415,944	876,691
Cash paid in connection with freestanding derivatives	(2,882,508)	(1,790,917)	(2,032,925)
Net change in short-term investments	1,525,163	1,497,830	(4,538,307)
Net change in funds withheld at interest	(336,545)	(146,444)	(98,811)
Other, net	272,335	24,279	158,928

Net cash provided by (used in) investing activities	(876,994)	(167,943)	(5,780,756)

Cash flows from financing activities
Policyholder account balances:
Deposits	—	212	416
Withdrawals	—	(10,330)	(2,644)
Change in payables for derivative collateral	(1,276,847)	(1,627,743)	2,563,812
Long-term debt issuances — affiliated	500,000	—	1,000,000
Capital contribution from MetLife, Inc.	—	800,000	673,000
Dividend on preferred stock	(132,484)	—	—
Other, net	(166,050)	(122,628)	80,761

Net cash provided by (used in) financing activities	(1,075,381)	(960,489)	4,315,345

Effect of change in foreign currency exchange rates on cash and cash equivalents balances	(45,764)	(23,555)	7,065

Change in cash and cash equivalents	(275,903)	(185,551)	(524,959)
Cash and cash equivalents, beginning of year	905,519	1,091,070	1,616,029

Cash and cash equivalents, end of year	$629,616	$905,519	$1,091,070

Supplemental disclosures of cash flow information:
Net cash paid for:
Interest	$5,107	$134,691	$69,232

Income tax	$304,518	$222,025	$115,497

Non-cash transactions:
Purchase of fixed maturity securities associated with business transfer	$—	$760,628	$—

Purchase of short-term investments associated with business transfer	$—	$72,453	$—

Capital contribution from MetLife, Inc.	$26,825	$33,421	$30,860

Issuance of non-cumulative perpetual preferred shares	$—	$2,000,000	$—

Assignment of senior notes to MetLife, Inc.	$—	$(2,000,000)	$—

See accompanying notes to the financial statements.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies

Business

Exeter Reassurance Company, Ltd. (the “Company” or “Exeter”) is a wholly-owned stock life insurance subsidiary of MetLife, Inc. (the “Holding Company”).

In 2011, the Company was redomesticated to the Cayman Islands. The Company was licensed as an Unrestricted Class B Insurer under the Insurance Law of the Cayman Islands (the “Law”).

Effective October 1, 2013, the Company redomesticated to the state of Delaware (“Delaware”). The Company is licensed as a Delaware pure captive insurance company under the Delaware Captive Insurance Law (“Delaware Law”). The Company engages in traditional and financial reinsurance of life insurance and annuity policies, primarily with affiliates.

In the second quarter of 2013, the Holding Company announced its plans to merge three U.S.-based life insurance companies and an offshore reinsurance subsidiary to create one larger U.S.-based and U.S.-regulated life insurance company (the “Mergers”). The companies to be merged consist of MetLife Insurance Company of Connecticut (“MICC”), MetLife Investors USA Insurance Company (“MLI-USA”) and MetLife Investors Insurance Company (“MLIIC”), each a U.S. insurance company that issues variable annuity products in addition to other products, and Exeter. MICC, which is expected to be renamed and domiciled in Delaware, will be the surviving entity. The Mergers are expected to occur in the fourth quarter of 2014, subject to regulatory approvals.

Basis of Presentation

The Company has previously prepared, and filed, financial statements that comply with the filing requirements of the Cayman Islands Monetary Authority (“CIMA”). The financial statements as of and for the year ended December 31, 2012 presented insurance liabilities in the balance sheet in accordance with practices prescribed or permitted by CIMA, which presentation differs from the presentation requirements under generally accepted accounting principles. The presentation of insurance liabilities in these financial statements has been revised to present such amounts in accordance with accounting principles generally accepted in the United States.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in the financial statements. In applying these policies and estimates, management makes subjective and complex judgments that frequently require assumptions about matters that are inherently uncertain. Many of these policies, estimates and related judgments are common in the insurance and financial services industries; others are specific to the Company’s business and operations. Actual results could differ from estimates.

Since the Company is a member of a controlled group of affiliated companies, its results may not be indicative of those of a stand-alone entity.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

Restatements

The Company identified the following errors relating to the 2013, 2012 and 2011 statements of cash flows:

•

Net cash provided by operating activities was overstated and net cash used in investing activities was understated in 2012, as a result of errors relating to the non-cash component of the consideration received for the transfer of business to the Company from an affiliate.

•

The effects of changes in foreign currency exchange rates on cash and cash equivalents were incorrectly reported in 2013, 2012 and 2011, resulting in offsetting impacts on net cash provided by operating activities and net cash used in investing activities.

•

Certain transactions relating to fees on embedded derivatives were incorrectly reported in the cash flow statement in 2013, 2012 and 2011 including: (a) cash transactions incorrectly reported in (gains) losses on derivatives, net, resulting in impacts to both net cash provided by operating activities and net cash used in investing activities: and (b) non-cash transactions incorrectly reported in cash flows from investing activities in other, net, resulting in impacts to net cash used in investing activities.

•	Non-cash transactions relating to funds withheld at interest were incorrectly reported in net cash used in investing activities in 2013, 2012 and 2011.

The combined errors resulted in an overstatement/(understatement) of (i) net cash provided by operating activities of $93,333 thousand, $991,168 thousand and ($76,861) thousand in 2013, 2012 and 2011, respectively; (ii) net cash used in investing activities of ($139,097) thousand, ($1,014,723) thousand and $83,926 thousand in 2013, 2012 and 2011, respectively; and (iii) the effect of change in foreign currency exchange rates on cash and cash equivalents of $45,764 thousand, $23,555 thousand and ($7,065) thousand in 2013, 2012 and 2011, respectively.

The impact of the 2013, 2012 and 2011 restatements is shown in the tables below:

	For the Year Ended December 31, 2013
	As Previously Reported	Correction of Errors	As Adjusted
	(In thousands)
Cash flows from operating activities
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Gains) losses on derivatives, net	$(1,095,691)	$891,313	$(204,378)
Change in accrued investment income	$(737)	$765	$28
Change in premiums, reinsurance and other receivables	$130,149	$(17,857)	$112,292
Change in income tax recoverable (payable)	$822,557	$(152,096)	$670,461
Change in other assets	$26,549	$(26,549)	$—
Change in insurance-related liabilities and policy-related balances	$979,232	$(706,335)	$272,897
Change in other liabilities	$101,875	$1	$101,876
Other, net	$114,256	$(82,575)	$31,681
Net cash provided by (used in) operating activities	$1,815,569	$(93,333)	$1,722,236

Cash flows from investing activities
Sales, maturities and repayments of:
Fixed maturity securities	$803,256	$10,157	$813,413
Net change in short-term investments	$1,528,444	$(3,281)	$1,525,163
Net change in funds withheld at interest	$(257,452)	$(79,093)	$(336,545)
Other, net	$61,021	$211,314	$272,335
Net cash provided by (used in) investing activities	$(1,016,091)	$139,097	$(876,994)

Effect of change in foreign currency exchange rates on cash and cash equivalents balances	$—	$(45,764)	$(45,764)

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

	For the Year Ended December 31, 2012
	As Previously Reported	Correction of Errors	As Adjusted
	(In thousands)
Cash flows from operating activities
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Gains) losses on derivatives, net	$4,156,565	$646,369	$4,802,934
Change in premiums, reinsurance and other receivables	$149,271	$6,491	$155,762
Change in income tax recoverable (payable)	$(1,617,392)	$(58,482)	$(1,675,874)
Change in other assets	$13,027	$(13,027)	$—
Change in insurance-related liabilities and policy-related balances	$1,932,786	$(1,402,386)	$530,400
Change in other liabilities	$(31,859)	$(64,156)	$(96,015)
Other, net	$130,954	$(105,977)	$24,977
Net cash provided by (used in) operating activities	$1,957,604	$(991,168)	$966,436

Cash flows from investing activities
Purchases of fixed maturity securities	$(2,264,346)	$777,880	$(1,486,466)
Net change in short-term investments	$1,423,762	$74,068	$1,497,830
Net change in funds withheld at interest	$(218,801)	$72,357	$(146,444)
Other, net	$(66,139)	$90,418	$24,279
Net cash provided by (used in) investing activities	$(1,182,666)	$1,014,723	$(167,943)

Effect of change in foreign currency exchange rates on cash and cash equivalents balances	$—	$(23,555)	$(23,555)

	For the Year Ended December 31, 2011
	As Previously Reported	Correction of Errors	As Adjusted
	(In thousands)
Cash flows from operating activities
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Gains) losses on derivatives, net	$(153,956)	$623,708	$469,752
Change in accrued investment income	$(8,031)	$1,325	$(6,706)
Change in premiums, reinsurance and other receivables	$349,645	$9,218	$358,863
Change in income tax recoverable (payable)	$(50,030)	$30,475	$(19,555)
Change in other assets	$(15,750)	$15,750	$—
Change in insurance-related liabilities and policy-related balances	$757,824	$(501,272)	$256,552
Change in other liabilities	$(354,977)	$(265)	$(355,242)
Other, net	$131,273	$(102,078)	$29,195
Net cash provided by (used in) operating activities	$856,526	$76,861	$933,387

Cash flows from investing activities
Net change in funds withheld at interest	$(91,382)	$(7,429)	$(98,811)
Other, net	$235,425	$(76,497)	158,928
Net cash provided by (used in) investing activities	$(5,696,830)	$(83,926)	(5,780,756)

Effect of change in foreign currency exchange rates on cash and cash equivalents balances	$—	$7,065	$7,065

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

Summary of Significant Accounting Policies

The following are the Company’s significant accounting policies with references to notes providing additional information on such policies and critical accounting estimates relating to such policies.

Accounting Policy	Note
Deferred Policy Acquisition Costs	2
Reserves	3
Reinsurance	4
Investments	5
Derivatives	6
Fair Value	7
Income Tax	11
Litigation Contingencies	12

Future Policyholder Benefits, Policyholder Account Balances and Other Policy-Related Balances

The Company establishes liabilities for insurance policies assumed by the Company. Generally, amounts are payable over an extended period of time and related liabilities are calculated as the present value of future expected benefits to be paid reduced by the present value of future expected premiums. Such liabilities are established based on methods and underlying assumptions in accordance with GAAP and applicable actuarial standards. Principal assumptions used in the establishment of liabilities for future policy benefits are mortality, morbidity, policy lapse, renewal, retirement, investment returns, inflation, expenses and other contingent events as appropriate to the respective product type. For long duration insurance contracts, assumptions such as mortality and interest rates are “locked in” upon the issuance of new business. However, significant adverse changes in experience on such contracts may require the establishment of premium deficiency reserves. Such reserves are determined based on the then current assumptions and do not include a provision for adverse deviation.

Liabilities for assumed universal secondary guarantees are determined by estimating the expected value of death benefits payable when the account balance is projected to be zero and recognizing those benefits ratably over the accumulation period based on total expected assessments. The assumptions used in estimating the secondary liabilities are consistent with those used for amortizing deferred policy acquisition costs (“DAC”), and are thus subject to the same variability and risk as further discussed herein. The assumptions of investment performance and volatility for variable products are consistent with historical experience of appropriate underlying equity indices, such as the Standard & Poor’s Ratings Services (“S&P”) 500 Index. The benefits used in calculating the liabilities assumed are based on the average benefits payable over a range of scenarios.

The assumed unearned revenue liability included in other policy-related balances relates to universal life-type products and represents policy charges for services to be provided in future periods. The charges are deferred as unearned revenue and amortized using the product’s estimated gross profits, similar to DAC as discussed further herein. Such amortization is recorded in universal life and investment-type product policy fees.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

The Company regularly reviews its estimates of liabilities for future policy benefits and compares them with its actual experience. Differences result in changes to the liability balances with related charges or credits to benefit expenses in the period in which the changes occur.

The Company assumed and ceded guaranteed minimum benefits associated with certain variable annuity product risks that provide the policyholder a minimum return based on their initial deposit (i.e., the benefit base) less withdrawals. These guarantees are accounted for as insurance liabilities or as embedded derivatives depending on how and when the benefit is paid. Specifically, a guarantee is accounted for as an embedded derivative if a guarantee is paid without requiring (i) the occurrence of specific insurable event, or (ii) the policyholder to annuitize. Alternatively, a guarantee is accounted for as an insurance liability if the guarantee is paid only upon either (i) the occurrence of a specific insurable event, or (ii) annuitization. In certain cases, a guarantee may have elements of both an insurance liability and an embedded derivative and in such cases the guarantee is split and accounted for under both models.

Guarantees assumed are accounted for as insurance liabilities in future policy benefits include guaranteed minimum death benefits (“GMDB”), the portion of guaranteed minimum income benefits (“GMIB”) that require annuitization, and the life-contingent portion of guaranteed minimum withdrawal benefits (“GMWB”).

Guarantees assumed are accounted for as embedded derivatives in policyholder account balances include the non life-contingent portion of GMWB, guaranteed minimum accumulation benefits (“GMAB”) and the portion of GMIB that do not require annuitization. At inception, the Company attributes to the embedded derivative a portion of the projected future guarantee fees to be collected from the policyholder equal to the present value of projected future guaranteed benefits. Any additional fees represent “excess” fees and are reported in universal life and investment-type product policy fees.

Other policy-related balances include policy and contract claims and policyholder dividends due and unpaid.

The liability for policy and contract claims generally relates to incurred but not reported death claims, as well as claims which have been reported but not yet settled.

Dividend Liability

The terminal dividend liability for assumed participating traditional life insurance policies is equal to the liability for dividends paid to policyholders upon termination and after satisfying minimum period in-force requirements.

Recognition of Insurance Revenue and Related Benefits

Premiums related to assumed traditional life and variable annuity business are recognized as revenues when due. Policyholder benefits and expenses are provided against such revenues to recognize profits over the estimated lives of the policies. When premiums are due over a significantly shorter period than the period over which benefits are provided, any excess profit is deferred and recognized into operations in a constant relationship to the business assumed.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

Deferred Policy Acquisition Costs

The Company reimburses the direct writer of the reinsured agreements for significant costs in connection with acquiring new and renewal reinsurance business. Costs that are related directly to the successful acquisition or renewal of reinsurance agreements are capitalized as DAC. Such costs primarily include:

•	incremental direct costs of contract acquisition, such as commissions;
•	other essential direct costs that would not have been incurred had a policy not been acquired or renewed.

All other acquisition-related costs, as well as all indirect costs, are expensed as incurred.

DAC is amortized as follows:

Products reinsured:	In proportion to the following over estimated lives of the reinsurance agreements:
• Participating, dividend-paying traditional contracts	Actual and expected future gross margins.
• Variable universal life contracts • Variable deferred annuity contracts	Actual and expected future gross profits.

See Note 2 for additional information on DAC amortization.

The recovery of DAC is dependent upon the future profitability of the related business.

Reinsurance Agreements

For each of its reinsurance agreements, the Company determines whether the agreement provides indemnification against loss or liability relating to insurance risk in accordance with applicable accounting standards. Cessions under reinsurance agreements do not discharge the Company’s obligations as a reinsurer. The Company reviews all contractual features, particularly those that may limit the amount of insurance risk to which the Company is subject or features that delay the timely reimbursement of claims.

For reinsurance of existing in-force blocks of long-duration contracts that transfer significant insurance risk, the difference, if any, between the amounts paid (received), and the liabilities ceded (assumed) related to the underlying contracts is considered the net cost of reinsurance at the inception of the reinsurance agreement. The net cost of reinsurance is recorded as an adjustment to DAC when there is a gain at inception on the ceding entity and to other liabilities when there is a loss at inception. The net cost of reinsurance is recognized as a component of other expenses when there is a gain at inception and as policyholder benefits and claims when there is a loss and is subsequently amortized on a basis consistent with the methodology used for amortizing DAC related to the underlying reinsured contracts. Subsequent amounts paid (received) on the reinsurance of in-force blocks, as well as amounts paid (received) related to new business, are recorded as ceded (assumed) premiums and ceded (assumed) future policy benefit liabilities are established.

Amounts currently recoverable under reinsurance agreements are included in premiums, reinsurance and other receivables and amounts currently payable are included in other liabilities and other policy-related balances.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

Assets and liabilities relating to reinsurance agreements with the same reinsurer may be recorded net on the balance sheet, if a right of offset exists within the reinsurance agreement. In the event that reinsurers do not meet their obligations to the Company under the terms of the reinsurance agreements, reinsurance recoverable balances could become uncollectible. In such instances, reinsurance recoverable balances are stated net of allowances for uncollectible reinsurance.

Premiums, fees and policyholder benefits and claims include amounts assumed under reinsurance agreements and are net of reinsurance ceded. Amounts received from reinsurers for policy administration are reported in other revenues. Certain assumed GMWB, GMAB and GMIB are accounted for as embedded derivatives with changes in estimated fair value reported in net derivative gains (losses).

If the Company determines that a reinsurance agreement does not expose the reinsurer to a reasonable possibility of a significant loss from insurance risk, the Company records the agreement using the deposit method of accounting. Deposits received are included in other liabilities and deposits made are included within premiums, reinsurance and other receivables. As amounts are paid or received, consistent with the underlying contracts, the deposit assets or liabilities are adjusted. Interest on such deposits is recorded as other revenues or other expenses, as appropriate. Periodically, the Company evaluates the adequacy of the expected payments or recoveries and adjusts the deposit asset or liability through other revenues or other expenses, as appropriate.

Investments

Net Investment Income

Income on investments is reported within net investment income, unless otherwise stated herein.

Fixed Maturity Securities

The Company’s fixed maturity securities are classified as available-for-sale (“AFS”) and are reported at their estimated fair value. Unrealized investment gains and losses on these securities are recorded as a separate component of other comprehensive income (loss) (“OCI”), net of policyholder-related amounts and deferred income taxes. All security transactions are recorded on a trade date basis. Investment gains and losses on sales are determined on a specific identification basis.

Interest income on fixed maturity securities is recognized when earned using an effective yield method giving effect to amortization of premiums and accretion of discounts. Prepayment fees are recognized when earned.

The Company periodically evaluates fixed maturity securities for impairment. The assessment of whether impairments have occurred is based on management’s case-by-case evaluation of the underlying reasons for the decline in estimated fair value and an analysis of the gross unrealized losses by severity and/or age. The analysis of gross unrealized losses is described further in Note 5 “—Evaluation of AFS Securities for OTTI and Evaluating Temporarily Impaired AFS Securities.”

For fixed maturity securities in an unrealized loss position, an other-than-temporary impairment (“OTTI”) is recognized in earnings when it is anticipated that the amortized cost will not be recovered. When either: (i) the Company has the intent to sell the security; or (ii) it is more likely than not that the Company will be required

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

to sell the security before recovery, the OTTI recognized in earnings is the entire difference between the security’s amortized cost and estimated fair value. If neither of these conditions exist, the difference between the amortized cost of the security and the present value of projected future cash flows expected to be collected is recognized as an OTTI in earnings (“credit loss”). If the estimated fair value is less than the present value of projected future cash flows expected to be collected, this portion of OTTI related to other-than-credit factors (“noncredit loss”) is recorded in OCI. Adjustments are not made for subsequent recoveries in value.

Short-term Investments

Short-term investments include securities and other investments with remaining maturities of one year or less, but greater than three months, at the time of purchase and are stated at the estimated fair value or amortized cost, which approximates estimated fair value.

Derivative Assets

Derivative assets consist principally of freestanding derivatives with positive estimated fair values and are described in “ — Derivatives” below.

Funds Withheld at Interest

Funds withheld at interest represent amounts contractually withheld by ceding companies in accordance with reinsurance agreements. The Company records a funds withheld asset rather than the underlying investments. The Company recognizes interest on funds withheld at rates defined by the terms of the agreement which may be contractually specified or directly related to the underlying investments.

Derivatives

Freestanding Derivatives

Freestanding derivatives are carried in the Company’s balance sheets either as assets within derivative assets or as liabilities within derivative liabilities at estimated fair value. The Company does not offset the fair value amounts recognized for derivatives executed with the same counterparty absent a master netting agreement.

Accruals on derivatives are generally recorded in accrued investment income or within derivative liabilities. However, accruals that are not scheduled to settle within one year are included with the derivatives carrying value in derivative assets or derivative liabilities.

The Company’s derivatives are not designated as qualifying for hedge accounting. Changes in the estimated fair value of derivatives are generally reported in net derivative gains (losses) except for those in policyholder benefits and claims for economic hedges of variable annuity guarantees included in future policy benefits in the balance sheets. The fluctuations in estimated fair value of derivatives can result in significant volatility in net income.

Embedded Derivatives

The Company assumes variable annuity guarantees, modified coinsurance contracts and equity indexed deferred annuities that contain embedded derivatives. Additionally, the Company has retroceded certain of

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

these variable annuity guarantees to unaffiliated reinsurance counterparties that also contain embedded derivatives. The Company assesses each identified embedded derivative to determine whether it is required to be bifurcated. The embedded derivative is bifurcated from the host contract and accounted for as a freestanding derivative if:

•	the combined instrument is not accounted for in its entirety at fair value with changes in fair value recorded in earnings;
•	the terms of the embedded derivative are not clearly and closely related to the economic characteristics of the host contract; and
•	a separate instrument with the same terms as the embedded derivative would qualify as a derivative instrument.

Such embedded derivatives are carried in the balance sheets at estimated fair value with the host contract and changes in their estimated fair value are generally reported in net derivative gains (losses) for assumed reinsurance or in policyholder benefits and claims for ceded reinsurance. At inception, the Company attributes to the embedded derivative a portion of the projected future guarantee fees to be collected from the policyholder equal to the present value of projected future guaranteed benefits. Any additional fees represent “excess” fees and are reported in universal life and investment-type product policy fees.

Fair Value

Certain assets and liabilities are measured at estimated fair value in the Company’s balance sheets. In addition, the notes to these financial statements include further disclosures of estimated fair values. The Company defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. In most cases, the exit price and the transaction (or entry) price will be the same at initial recognition.

Subsequent to initial recognition, fair values are based on unadjusted quoted prices for identical assets or liabilities in active markets that are readily and regularly obtainable. When such quoted prices are not available, fair values are based on quoted prices in markets that are not active, quoted prices for similar but not identical assets or liabilities, or other observable inputs. If these inputs are not available, or observable inputs are not determinative, unobservable inputs and/or adjustments to observable inputs requiring management judgment are used to determine the fair value of assets and liabilities.

Income Tax

The Company joins with the Holding Company and its includable life insurance and non-life insurance subsidiaries in filing a consolidated U.S. federal income tax return in accordance with the provision of the Internal Revenue Code of 1986 as amended (the “Code”). Current taxes (and the benefits of tax attributes such as losses) are allocated to the Holding Company under the consolidated tax return regulations and a tax sharing agreement. Under the consolidated tax return regulations, the Holding Company has elected the “percentage method’ (and 100 percent under such method) of reimbursing companies for tax attributes such as losses. As a result, one hundred percent of tax attributes such as losses are reimbursed by the Holding Company to the extent that consolidated federal income tax of the consolidated federal tax return group is reduced in a year by tax attributes such as losses. Profitable subsidiaries pay to the Holding company each year the federal income tax

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

which such profitable subsidiary would have paid that year based upon that year’s taxable income. The Holding Company has current or prior deductions and credits (including by not limited to losses) which reduce the consolidated tax liability of the consolidated federal tax return group, the deductions and credits are characterized as realized (or realizable) by the Holding Company when those tax attributes are realized (or realizable) by the consolidated federal tax return group, even if the Holding Company would not have realized the attributes on a stand-alone basis under a “wait and see” method.

Deferred income tax assets and liabilities resulting from temporary differences between the financial reporting and tax basis of assets and liabilities are measured at the balance sheet date using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse.

The realization of deferred income tax assets depends upon the existence of sufficient taxable income within the carryback or carryforward periods under the tax law in the applicable tax jurisdiction. Valuation allowances are established when management determines, based on available information, that it is more likely than not that deferred income tax assets will not be realized. Factors in management’s determination include the performance of the business and its ability to generate capital gains. Significant judgment is required in determining whether valuation allowances should be established, as well as the amount of such allowances. When making such determination, consideration is given to, among other things, the following:

•	future taxable income exclusive of reversing temporary differences and carryforwards;
•	future reversals of existing taxable temporary differences;
•	taxable income in prior carryback years; and
•	tax planning strategies.

The Company may be required to change its provision for income taxes in certain circumstances. Examples of such circumstances include when estimates used in determining valuation allowances on deferred tax assets significantly change or when receipt of new information indicates the need for adjustment in valuation allowances. Additionally, future events, such as changes in tax laws, tax regulations, or interpretations of such laws or regulations, could have an impact on the provision for income tax and the effective tax rate. Any such changes could significantly affect the amounts reported in the financial statements in the year these changes occur.

The Company determines whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. Unrecognized tax benefits due to tax uncertainties that do not meet the threshold are included in other liabilities and are charged to earnings in the period that such determination is made.

The Company classifies interest recognized as other expense and penalties recognized as a component of income tax expense.

Other Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid securities and other investments purchased with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents are stated at amortized cost, which approximates estimated fair value.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

Other Revenues

Other revenues consist of funds withheld investment credit fees associated with financial reinsurance.

Policyholder Dividends

Pursuant to the terms of certain reinsurance agreements, the Company participates in the policyholder dividend scale of the ceding company. Policyholder dividends are approved annually by the ceding company’s board of directors. The aggregate amount of policyholder dividends is related to actual interest, mortality, morbidity and expense experience for the year, as well as the judgment of the ceding company’s management as to the appropriate level of statutory surplus to be retained by the ceding company.

Foreign Currency

Balance sheet accounts for reinsurance agreements that are settled in foreign currencies are translated at the exchange rate in effect at each year end and income and expense accounts are translated at the average exchange rates during the year. Translation adjustments are charged or credited directly to foreign currency translation adjustments, included in accumulated other comprehensive income or loss, net of applicable taxes. Intercompany receivables (payables) that are held in foreign currencies are translated at the exchange rate in effect at each year end and translation adjustments are charged directly to net investment gains (losses) in the period in which they occur.

Adoption of New Accounting Pronouncements

Effective January 1, 2013, the Company adopted new guidance regarding comprehensive income that requires an entity to provide information about the amounts reclassified out of Accumulated Other Comprehensive Income (“AOCI”) by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of AOCI by the respective line items of net income but only if the amount reclassified is required under GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under GAAP that provide additional detail about those amounts. The adoption was prospectively applied and resulted in additional disclosures in Note 9.

Effective January 1, 2013, the Company adopted new guidance regarding balance sheet offsetting disclosures which requires an entity to disclose information about offsetting and related arrangements for derivatives, including bifurcated embedded derivatives, repurchase and reverse repurchase agreements, and securities borrowing and lending transactions, to enable users of its financial statements to understand the effects of those arrangements on its financial position. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. The adoption was retrospectively applied and resulted in additional disclosures related to derivatives in Note 6.

On January 1, 2012, the Company adopted new guidance regarding accounting for DAC, which was retrospectively applied. The guidance specifies that only costs related directly to successful acquisition of new or renewal contracts can be capitalized as DAC; all other acquisition-related costs must be expensed as incurred.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

Under the new guidance, advertising costs may only be included in DAC if the capitalization criteria in the direct-response advertising guidance in Subtopic 340-20, Other Assets and Deferred Costs—Capitalized Advertising Costs, are met. As a result, certain direct marketing, sales manager compensation and administrative costs previously capitalized by the Company will no longer be deferred.

On January 1, 2012, the Company adopted new guidance regarding comprehensive income, which was retrospectively applied, that provides companies with the option to present the total of comprehensive income, components of net income, and the components of OCI either in a single continuous statement of comprehensive income or in two separate but consecutive statements in annual financial statements. The standard eliminates the option to present components of OCI as part of the statement of changes in stockholders’ equity. The Company adopted the two-statement approach for annual financial statements.

Effective January 1, 2012, the Company adopted new guidance regarding fair value measurements that establishes common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with GAAP and International Financial Reporting Standards. Some of the amendments clarify the Financial Accounting Standards Board’s (“FASB”) intent on the application of existing fair value measurement requirements. Other amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The adoption did not have a material impact on the Company’s financial statements other than the expanded disclosures in Note 7.

Future Adoption of New Accounting Pronouncements

In March 2013, the FASB issued new guidance regarding foreign currency (Accounting Standards Update (“ASU”) 2013-05, Foreign Currency Matters (Topic 830): Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity), effective prospectively for fiscal years and interim reporting periods within those years beginning after December 15, 2013. The amendments require an entity that ceases to have a controlling financial interest in a subsidiary or group of assets within a foreign entity to apply the guidance in Subtopic 830-30, Foreign Currency Matters — Translation of Financial Statements, to release any related cumulative translation adjustment into net income. Accordingly, the cumulative translation adjustment should be released into net income only if the sale or transfer results in the complete or substantially complete liquidation of the foreign entity in which the subsidiary or group of assets had resided. For an equity method investment that is a foreign entity, the partial sale guidance in section 830-30-40, Derecognition, still applies. As such, a pro rata portion of the cumulative translation adjustment should be released into net income upon a partial sale of such an equity method investment. The Company does not expect the adoption of this new guidance to have a material impact on its financial statements.

In February 2013, the FASB issued new guidance regarding liabilities (ASU 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date), effective retrospectively for fiscal years beginning after December 15, 2013 and interim periods within those years. The amendments require an entity to measure obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of the guidance is fixed at the reporting date, as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. In addition, the amendments require an entity to disclose the nature and amount of the obligation, as well as other information about the obligation. The Company does not expect the adoption of this new guidance to have a material impact on its financial statements.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

2.  Deferred Policy Acquisition Costs

See Note 1 for a description of capitalized acquisition costs.

Participating and Dividend-Paying Traditional Contracts

The Company amortizes DAC related to these contracts over the estimated lives of the contracts in proportion to actual and expected future gross margins. The amortization includes interest based on rates in effect at inception or acquisition of the contracts. The future gross margins are dependent principally on investment returns, policyholder dividend scales, mortality, persistency, expenses to administer the business, creditworthiness of reinsurance counterparties, and certain economic variables, such as inflation. Of these factors, the Company anticipates that investment returns, expenses, persistency, and other factor changes and policyholder dividend scales are reasonably likely to significantly impact the rate of DAC amortization. On a quarterly basis, the Company updates the estimated gross margins with the actual gross margins for that period. When the actual gross margins change from previously estimated gross margins, the cumulative DAC amortization is re-estimated and adjusted by a cumulative charge or credit to earnings. When actual gross margins exceed those previously estimated, the DAC amortization will increase, resulting in a charge to earnings. The opposite result occurs when the actual gross margins are below the previously estimated gross margins. On a quarterly basis, the Company also updates the actual amount of business in-force, which impacts expected future gross margins. When expected future gross margins are below those previously estimated, the DAC amortization will increase, resulting in a charge to earnings. The opposite result occurs when the expected future gross margins are above the previously estimated expected future gross margins. Total DAC amortization during a particular period may increase or decrease depending upon the relative size of the amortization change resulting from the adjustment to DAC for the update of actual gross margins and the re-estimation of expected future gross margins. On a quarterly basis, the Company also reviews the estimated gross margins for each block of business to determine the recoverability of DAC balances.

Variable Universal Life Contracts, Variable Deferred Annuity Contracts and Equity Indexed Deferred Annuity Contracts

The Company amortizes DAC related to these contracts over the estimated lives of the contracts in proportion to actual and expected future gross profits. The amortization includes interest based on rates in effect at inception of the contracts. The amount of expected future gross profits is dependent principally upon investment returns in excess of the amounts credited to policyholders, mortality, persistency, interest crediting rates, expenses to administer the business, creditworthiness of reinsurance counterparties, and certain economic variables, such as inflation. Of these factors, the Company anticipates that investment returns, expenses, and persistency are reasonably likely to impact significantly the rate of DAC amortization. On a quarterly basis, the Company updates the estimated gross profits with the actual gross profits for that period. When the actual gross profits change from previously estimated gross profits, the cumulative DAC amortization is re-estimated and adjusted by the cumulated charge or credit to current operations. When actual gross profits exceed those previously estimated, the DAC amortization will increase, resulting in a current period charge to earnings. The opposite result occurs when the actual gross profits are below the previously estimated gross profits. On a quarterly basis, the Company also updates the actual amount of business remaining in-force, which impact expected future gross profits. When expected future gross profits are below those previously estimated, the DAC amortization will increase, resulting in a current period charge to earnings. The opposite result occurs when the expected future gross profits are above the previously estimated expected future gross profits. Each period, the Company also reviews the estimated gross profits for each block of business to determine the recoverability of DAC balances.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

2.  Deferred Policy Acquisition Costs (continued)

Factors Impacting Amortization

The Company also periodically reviews other long-term assumptions underlying the projections of estimated gross margins and profits. These include investment returns, policyholder dividend scales, interest crediting rates, mortality, persistency and expenses to administer business. Management annually updates assumptions used in the calculation of estimated gross margins and profits which may have significantly changed. If the update of assumptions causes expected future gross margins and profits to increase, DAC amortization will decrease, resulting in a current period increase to earnings. The opposite result occurs when the assumption update causes expected future gross margins and profits to decrease.

Amortization of DAC is attributed to net investment gains (losses) and net derivative gains (losses), and to other expenses for the amount of gross margins or profits originating from transactions other than investment gains and losses. Unrealized investment gains and losses represent the amount of DAC that would have been amortized if such gains and losses had been recognized.

Information regarding DAC was as follows:

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Balance at January 1,	$136,661	$178,105	$206,677
Capitalizations	2,013	1,760	2,955
Amortization related to:
Net investment gains (losses) and net derivative gains (losses)	23,559	(28,204)	(21,453)
Other expenses	(2,413)	(15,000)	(10,074)

Total amortization	21,146	(43,204)	(31,527)

Balance at December 31,	$159,820	$136,661	$178,105

3.  Reserves

Reinsurance Liabilities

Future policy benefits are measured as follows:

Product Type	Measurement Assumptions:
Assumed Participating Life

Aggregate of (i) net level premium reserves for death and endowment policy benefits (calculated based upon the non-forfeiture interest rate ranging from 4% to 6% and mortality rates guaranteed in calculating the cash surrender values described in such contracts); and (ii) the liability for terminal dividends.

Assumed traditional fixed annuities after annuitization	Present value of expected future payments. Interest rate assumptions used in establishing such liabilities range from 1% to 7% for domestic business and 2% to 5% for international business.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

3.  Reserves (continued)

Guarantees

The Company reinsures variable annuity products with guaranteed minimum benefits. The non-life contingent portion of GMWB, GMAB and the portion of certain GMIB that does not require annuitization are accounted for as embedded derivatives in policyholder account balances and other policy-related balances which are further discussed in Note 6. Guarantees accounted for as reinsurance liabilities include:

Guarantee:		Measurement Assumptions:
GMDBs	• A return of purchase payment upon death even if the account value is reduced to zero.

•  Present value of expected death benefits in excess of the projected account balance recognizing the excess ratably over the accumulation period based on the present value of total expected assessments.

	• An enhanced death benefit may be available for an additional fee.	• Assumptions are consistent with those used for amortizing DAC, and are thus subject to the same variability and risk.

• Investment performance and volatility assumptions are consistent with the historical experience of the appropriate underlying equity index, such as the S&P 500 Index.

• Benefit assumptions are based on the average benefits payable over a range of scenarios.

GMIBs

•  After a specified period of time determined at the time of issuance of the variable annuity contract, a minimum accumulation of purchase payments, even if the account value is reduced to zero, that can be annuitized to receive a monthly income stream that is not less than a specified amount.

•  Certain contracts also provide for a guaranteed lump sum return of purchase premium in lieu of the annuitization benefit.

•  Present value of expected income benefits in excess of the projected account balance at any future date of annuitization and recognizing the excess ratably over the accumulation period based on the present value of total expected assessments.

•  Assumptions are consistent with those used for estimating GMDBs liabilities.

•  Calculation incorporates an assumption for the percentage of the potential annuitizations that may be elected by the contractholder.

GMWBs	• A return of purchase payment via partial withdrawals, even if the account value is reduced to zero, provided that cumulative withdrawals in a contract year do not exceed a certain limit.	• Expected value of the life contingent payments and expected assessments using assumptions consistent with those used for estimating the GMDBs liabilities.

• Certain contracts include guaranteed withdrawals that are life contingent.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

3.  Reserves (continued)

Information regarding the liabilities for guarantees (excluding embedded derivatives) relating to annuity and universal and variable life contracts was as follows:

	Annuity Contracts		Universal and Variable Life Contracts
	GMDBs	GMIBs	Secondary Guarantees	Total
Assumed
Balance at January 1, 2011	$204,783	$172,260	$41,159	$418,202
Incurred guaranteed benefits	197,432	72,496	(1,514)	268,414
Paid guaranteed benefits	(74,439)	—	—	(74,439)

Balance at December 31, 2011	327,776	244,756	39,645	612,177
Incurred guaranteed benefits	169,545	230,988	10,288	410,821
Paid guaranteed benefits	(79,815)	—	—	(79,815)

Balance at December 31, 2012	417,506	475,744	49,933	943,183
Incurred guaranteed benefits	125,884	52,561	7,018	185,463
Paid guaranteed benefits	(59,132)	—	—	(59,132)

Balance at December 31, 2013	$484,258	$528,305	$56,951	$1,069,514

Ceded
Balance at January 1, 2011	$8,210	$—	$—	$8,210
Incurred guaranteed benefits	(32)	—	—	(32)
Paid guaranteed benefits	—	—	—	—

Balance at December 31, 2011	8,178	—	—	8,178
Incurred guaranteed benefits	2,920	—	—	2,920
Paid guaranteed benefits	—	—	—	—

Balance at December 31, 2012	11,098	—	—	11,098
Incurred guaranteed benefits	3,704	—	—	3,704
Paid guaranteed benefits	—	—	—	—

Balance at December 31, 2013	$14,802	$—	$—	$14,802

Net
Balance at January 1, 2011	$196,573	$172,260	$41,159	$409,992
Incurred guaranteed benefits	197,464	72,496	(1,514)	268,446
Paid guaranteed benefits	(74,439)	—	—	(74,439)

Balance at December 31, 2011	319,598	244,756	39,645	603,999
Incurred guaranteed benefits	166,625	230,988	10,288	407,901
Paid guaranteed benefits	(79,815)	—	—	(79,815)

Balance at December 31, 2012	406,408	475,744	49,933	932,085
Incurred guaranteed benefits	122,180	52,561	7,018	181,759
Paid guaranteed benefits	(59,132)	—	—	(59,132)

Balance at December 31, 2013	$469,456	$528,305	$56,951	$1,054,712

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

4.  Reinsurance

The Company assumes insurance risk from affiliated and unaffiliated insurance companies. The Company also cedes certain assumed insurance risks to unaffiliated reinsurers.

Accounting for reinsurance requires extensive use of assumptions and estimates, particularly related to the future performance of the underlying business and the potential impact of counterparty credit risks. The Company periodically reviews actual and anticipated experience compared to the aforementioned assumptions used to establish assets and liabilities relating to ceded and assumed reinsurance and evaluates the financial strength of counterparties to its reinsurance agreements using criteria similar to that evaluated in the security impairment process discussed previously.

Premiums and policyholder benefits and claims in the statements of operations consist of amounts assumed, partially offset by amounts ceded under reinsurance agreements.

The Company assumes risks from an unaffiliated company related to guaranteed minimum benefit guarantees written directly by the unaffiliated company. These assumed reinsurance agreements contain embedded derivatives and changes in their fair value are also included within net derivative gains (losses). The embedded derivatives associated with the cessions are included within policyholder’s account balance and were liabilities of $1,262.3 million and $2,581.9 million at December 31, 2013 and 2012, respectively. For the years ended December 31, 2013, 2012 and 2011, net derivative gains (losses) included $1,126.5 million, ($394.9) million and $80.6 million, respectively, in changes in fair value of such embedded derivatives.

At December 31, 2013 and 2012, the Company had $99.2 million and $287.2 million, respectively, of unsecured unaffiliated ceded reinsurance recoverable balances.

Certain unaffiliated reinsurance agreements that do not expose the Company to a reasonable possibility of a significant loss from insurance risk are recorded using the deposit method of accounting. The deposit assets on ceded unaffiliated reinsurance were $3.5 million and $28.9 million, at December 31, 2013 and 2012, respectively.

The deposit liabilities on assumed unaffiliated reinsurance were $545 thousand and $335 thousand at December 31, 2013 and 2012, respectively.

Related Party Reinsurance Transactions

The Company has reinsurance agreements with certain of the Holding Company’s subsidiaries, including Metropolitan Life Insurance Company, First MetLife Investors Insurance Company, MetLife Insurance Company of Connecticut, MetLife Investors USA Insurance Company, MetLife Investors Insurance Company, MetLife Europe Limited (“MEL”), New England Life Insurance Company and Alico Life International Limited, all of which are related parties.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

4.  Reinsurance (continued)

Information regarding the significant effects of affiliated reinsurance included in the statements of operations was as follows:

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Revenues
Premiums	$23,922	$909,170	$29,894
Universal life and investment-type product policy fees	450,583	398,509	283,097
Net derivative gain (loss)	5,678,708	(723,305)	(2,818,107)
Other revenues	1,396	22,917	43,740

Total revenues	$6,154,609	$607,291	$(2,461,376)

Expenses
Policyholder benefits and claims	$255,205	$1,273,113	$234,143
Interest credited to policyholder account balances	17,399	16,598	15,831
Policyholder dividends	12,295	14,256	14,013
Other expenses	82,569	16,845	26,466

Total expenses	$367,468	$1,320,812	$290,453

Information regarding the significant effects of affiliated reinsurance included in the balance sheets was as follows at:

	December 31,
	2013	2012
	(In thousands)
Assets
Funds withheld at interest	$2,045,389	$1,796,083
Premiums, reinsurance and other receivables	243,080	160,658
Deferred policy acquisition costs	80,831	76,892

Total assets	$2,369,300	$2,033,633

Liabilities
Future policy benefits	$2,062,320	$2,043,905
Other policy-related balances	3,561,663	8,130,768
Policyholder dividends payable	16,256	17,438
Other liabilities	250,807	161,603

Total liabilities	$5,891,046	$10,353,714

In September 2012, the Company entered into a reinsurance agreement to assume 100% quota share of certain blocks of indemnity reinsurance from MEL. This agreement covers a portion of liabilities under defined portfolios of living time annuities contracts issued on or after the effective date. This agreement transfers risk to the Company, and therefore, is accounted for as reinsurance. As a result of the agreement, the Company recorded future policy benefits, presented within future policy benefits, of $649.3 million and $792.3 million, other reinsurance liabilities of $16.9 million and $10.7 million, and other reinsurance payables, included in other

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

4.  Reinsurance (continued)

liabilities, were $43.7 million and $61.1 million at December 31, 2013 and 2012, respectively. The Company’s statement of operations reflects a loss for this agreement of $8.6 million and $3.5 million, which includes premiums of $1 thousand and $881.2 million and policyholder benefits of $8.6 million and $884.7 million for the years ended December 31, 2013 and 2012, respectively.

The Company assumes risks from affiliates related to guaranteed minimum benefit guarantees written directly by the affiliates. These assumed reinsurance agreements contain embedded derivatives and changes in their fair value are also included within net derivative gains (losses). The embedded derivatives associated with the cessions are included within policyholder account balances and were liabilities of $1,226.6 million and $6,249.3 million at December 31, 2013 and 2012, respectively. For the years ended December 31, 2013, 2012 and 2011, net derivative gains (losses) included $5,729.1 million, ($729.3) million and ($2,818.1) million, respectively, in changes in fair value of such embedded derivatives.

The Company had no ceded affiliated reinsurance recoverable balances at December 31, 2013 and 2012.

5.  Investments

See Note 7 for information about the fair value hierarchy for investments and the related valuation methodologies.

Investment Risks and Uncertainties

Investments are exposed to the following primary sources of risk: credit, interest rate, liquidity, market valuation and currency. The financial statement risks, stemming from such investment risks, are those associated with the determination of estimated fair values, the diminished ability to sell certain investments in times of strained market conditions, the recognition of impairments, the recognition of income on certain investments and the potential consolidation of variable interest entities (“VIEs”). The use of different methodologies, assumptions and inputs relating to these financial statement risks may have a material effect on the amounts presented within the financial statements.

The determination of valuation allowances and impairments is highly subjective and is based upon periodic evaluations and assessments of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available.

The recognition of income on certain investments (e.g., structured securities, including mortgage-backed securities, asset-backed securities (“ABS”) and certain structured investment transactions) is dependent upon certain factors such as prepayments and defaults, and changes in such factors could result in changes in amounts to be earned.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

5.  Investments (continued)

Fixed Maturity Securities AFS

Fixed Maturity Securities AFS by Sector

The following table presents the fixed maturity securities AFS by sector. Included within fixed maturity securities are structured securities including commercial mortgage-backed securities (“CMBS”), ABS and residential mortgage-backed securities (“RMBS”).

	December 31, 2013					December 31, 2012
	Cost or Amortized Cost	Gross Unrealized			Estimated Fair Value	Cost or Amortized Cost	Gross Unrealized			Estimated Fair Value
		Gains	Temporary Losses	OTTI Losses			Gains	Temporary Losses	OTTI Losses
	(In thousands)					(In thousands)
Fixed Maturity Securities:
Foreign corporate	$535,332	$5,294	$7,203	$—	$533,423	$621,950	$11,286	$1,814	$—	$631,422
U.S. corporate	255,510	10,478	2,366	—	263,622	302,993	19,714	241	—	322,466
CMBS	135,781	1,724	4,941	—	132,564	82,307	4,019	—	—	86,326
State and political subdivision	114,310	6,862	916	—	120,256	115,352	20,220	5	—	135,567
U.S. Treasury and agency	101,947	1,225	3,924	—	99,248	290,766	2,765	2	—	293,529
ABS	79,461	1,323	264	—	80,520	195,178	2,707	9	—	197,876
RMBS	61,322	2,261	794	—	62,789	76,727	5,179	—	—	81,906
Foreign government	28,259	400	—	—	28,659	34,640	1,887	—	—	36,527

Total fixed maturity securities	$1,311,922	$29,567	$20,408	$—	$1,321,081	$1,719,913	$67,777	$2,071	$—	$1,785,619

The Company held no non-income producing fixed maturity securities at December 31, 2013 and 2012.

Methodology for Amortization of Premium and Accretion of Discount on Structured Securities

Amortization of premium or accretion of discount on structured securities considers the estimated timing and amount of prepayments of the underlying loans. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the originally anticipated and the actual prepayments received and currently anticipated. Prepayment assumptions for single class and multi-class mortgage-backed and ABS are estimated using inputs obtained from third-party specialists and based on management’s knowledge of the current market. For credit-sensitive mortgage-backed and ABS and certain prepayment-sensitive securities, the effective yield is recalculated on a prospective basis. For all other mortgage-backed and ABS, the effective yield is recalculated on a retrospective basis.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

5.  Investments (continued)

Maturities of Fixed Maturity Securities

The amortized cost and estimated fair value of fixed maturity securities, by contractual maturity date, were as follows at:

	December 31,
	2013		2012
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(In thousands)
Due in one year or less	$246,228	$246,780	$273,190	$273,472
Due after one year through five years	280,090	283,376	520,894	524,882
Due after five years through ten years	308,324	311,927	364,081	386,994
Due after ten years	200,716	203,125	207,536	234,163

Subtotal	1,035,358	1,045,208	1,365,701	1,419,511
Structured securities (CMBS, ABS and RMBS)	276,564	275,873	354,212	366,108

Total fixed maturity securities	$1,311,922	$1,321,081	$1,719,913	$1,785,619

Actual maturities may differ from contractual maturities due to the exercise of call or prepayment options. Fixed maturity securities not due at a single maturity date have been presented in the year of final contractual maturity. CMBS, ABS and RMBS are shown separately, as they are not due at a single maturity.

Continuous Gross Unrealized Losses for Fixed Maturity Securities AFS by Sector

The following table presents the estimated fair value and gross unrealized losses of fixed maturity securities AFS in an unrealized loss position, aggregated by sector and by length of time that the securities have been in a continuous unrealized loss position. The unrealized loss amounts include the noncredit component of OTTI loss.

	December 31, 2013				December 31, 2012
	Less than 12 Months		Equal to or Greater than 12 Months		Less than 12 Months		Equal to or Greater than 12 Months
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
	(In thousands, except number of securities)
Fixed Maturity Securities:
Foreign corporate	$214,876	$7,203	$—	$—	$288,797	$1,814	$—	$—
U.S. corporate	50,458	1,771	4,378	595	54,064	241	—	—
CMBS	62,872	4,941	—	—	—	—	—	—
State and political subdivision	14,936	916	—	—	775	5	—	—
U.S. Treasury and agency	28,434	3,924	—	—	2,522	2	—	—
ABS	18,907	264	—	—	72,441	9	—	—
RMBS	17,541	794	—	—	—	—	—	—

Total fixed maturity securities	$408,024	$19,813	$4,378	$595	$418,599	$2,071	$—	$—

Total number of securities in an unrealized loss position	79		2		67		—

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

5.  Investments (continued)

Evaluation of AFS Securities for OTTI and Evaluating Temporarily Impaired AFS Securities

Evaluation and Measurement Methodologies

Management considers a wide range of factors about the security issuer and uses its best judgment in evaluating the cause of the decline in the estimated fair value of the security and in assessing the prospects for near-term recovery. Inherent in management’s evaluation of the security are assumptions and estimates about the operations of the issuer and its future earnings potential. Considerations used in the impairment evaluation process include, but are not limited to: (i) the length of time and the extent to which the estimated fair value has been below amortized cost; (ii) the potential for impairments when the issuer is experiencing significant financial difficulties; (iii) the potential for impairments in an entire industry sector or sub-sector; (iv) the potential for impairments in certain economically depressed geographic locations; (v) the potential for impairments of securities where the issuer, series of issuers or industry has suffered a catastrophic loss or has exhausted natural resources; (vi) whether the Company has the intent to sell or will more likely than not be required to sell a particular security before the decline in estimated fair value below amortized cost recovers; (vii) with respect to structured securities, changes in forecasted cash flows after considering the quality of underlying collateral, expected prepayment speeds, current and forecasted loss severity, consideration of the payment terms of the underlying assets backing a particular security, and the payment priority within the tranche structure of the security; and (viii) other subjective factors, including concentrations and information obtained from regulators and rating agencies.

The methodology and significant inputs used to determine the amount of credit loss on fixed maturity securities are as follows:

•

The Company calculates the recovery value by performing a discounted cash flow analysis based on the present value of future cash flows. The discount rate is generally the effective interest rate of the security prior to impairment.

•

When determining collectability and the period over which value is expected to recover, the Company applies considerations utilized in its overall impairment evaluation process which incorporates information regarding the specific security, fundamentals of the industry and geographic area in which the security issuer operates, and overall macroeconomic conditions. Projected future cash flows are estimated using assumptions derived from management’s best estimates of likely scenario-based outcomes after giving consideration to a variety of variables that include, but are not limited to: payment terms of the security; the likelihood that the issuer can service the interest and principal payments; the quality and amount of any credit enhancements; the security’s position within the capital structure of the issuer; possible corporate restructurings or asset sales by the issuer; and changes to the rating of the security or the issuer by rating agencies.

•

Additional considerations are made when assessing the unique features that apply to certain structured securities including, but not limited to: the quality of underlying collateral, expected prepayment speeds; current and forecasted loss severity, consideration of the payment terms of the underlying loans or assets backing a particular security, and the payment priority within the tranche structure of the security.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

5.  Investments (continued)

•

When determining the amount of the credit loss for U.S. and foreign corporate securities and state and political subdivision securities, the estimated fair value is considered the recovery value when available information does not indicate that another value is more appropriate. When information is identified that indicates a recovery value other than estimated fair value, management considers in the determination of recovery value the same considerations utilized in its overall impairment evaluation process as described above, as well as private and public sector programs to restructure such securities.

With respect to securities that have attributes of debt and equity (perpetual hybrid securities), consideration is given in the OTTI analysis as to whether there has been any deterioration in the credit of the issuer and the likelihood of recovery in value of the securities that are in a severe and extended unrealized loss position. Consideration is also given as to whether any perpetual hybrid securities, with an unrealized loss, regardless of credit rating, have deferred any dividend payments. When an OTTI loss has occurred, the OTTI loss is the entire difference between the perpetual hybrid security’s cost and its estimated fair value with a corresponding charge to earnings.

The amortized cost of fixed maturity securities is adjusted for OTTI in the period in which the determination is made. The Company does not change the revised cost basis for subsequent recoveries in value.

In periods subsequent to the recognition of OTTI on a fixed maturity security, the Company accounts for the impaired security as if it had been purchased on the measurement date of the impairment. Accordingly, the discount (or reduced premium) based on the new cost basis is accreted over the remaining term of the fixed maturity security in a prospective manner based on the amount and timing of estimated future cash flows.

Current Period Evaluation

Based on the Company’s current evaluation of its AFS securities in an unrealized loss position in accordance with its impairment policy, and the Company’s current intentions and assessments (as applicable to the type of security) about holding, selling and any requirements to sell these securities, the Company has concluded that these securities are not other-than-temporarily impaired at December 31, 2013. Future OTTI will depend primarily on economic fundamentals, issuer performance (including changes in the present value of future cash flows expected to be collected) and changes in credit ratings, collateral valuation, interest rates and credit spreads. If economic fundamentals deteriorate or if there are adverse changes in the above factors, OTTI may be incurred in upcoming periods.

Gross unrealized losses on fixed maturity securities increased $18.3 million during the year ended December 31, 2013 from $2.1 million to $20.4 million. The increase in gross unrealized losses for the year ended December 31, 2013, was primarily attributable to an increase in interest rates, partially offset by narrowing credit spreads.

At December 31, 2013, there were no fixed maturity securities with an unrealized loss position of 20% or more of amortized cost for six months or greater.

Funds Withheld at Interest

Funds withheld at interest represent amounts contractually withheld by ceding companies in accordance with reinsurance agreements. At December 31, 2013 and 2012, such amounts consisted of balances withheld in connection with reinsurance agreements with affiliates of the Holding Company, as presented in Note 4, and an unaffiliated company.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

5.  Investments (continued)

Cash Equivalents

The carrying value of cash equivalents, which includes securities and other investments with an original or remaining maturity of three months or less at the time of purchase, was $40.8 million and $410.6 million at December 31, 2013 and 2012, respectively.

Net Unrealized Investment Gains (Losses)

The components of net unrealized investment gains (losses), included in AOCI, were as follows:

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Fixed maturity securities	$9,072	$65,706	$41,752
Equity securities	—	—	(1,063)
Deferred income tax benefit (expense)	(3,176)	(22,997)	(14,241)

Net unrealized investment gains (losses)	$5,896	$42,709	$26,448

The changes in net unrealized investment gains (losses) were as follows:

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Balance, January 1,	$42,709	$26,448	$3,341
Unrealized investment gains (losses) during the year	(56,634)	25,017	35,549
Deferred income tax benefit (expense)	19,821	(8,756)	(12,442)

Balance, December 31,	$5,896	$42,709	$26,448

Change in net unrealized investment gains (losses)	$(36,813)	$16,261	$23,107

Concentrations of Credit Risk

There were no investments in any counterparty that were greater than 10% of the Company’s stockholder’s equity, other than the U.S. government and its agencies, at both December 31, 2013 and 2012.

Invested Assets Held in Trust and Pledged as Collateral

Invested assets held in trust and pledged as collateral are presented below at estimated fair value for cash and cash equivalents, short-term investments, and fixed maturity securities at:

	December 31,
	2013	2012
	(In thousands)
Invested assets held in trust (1)	$2,754,170	$4,697,418
Invested assets pledged as collateral (2)	1,024,682	289,145

Total invested assets held in trust and pledged as collateral	$3,778,852	$4,986,563

(1)	The Company has held in trust certain investments, primarily fixed maturity securities, in connection with certain reinsurance transactions.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

5.  Investments (continued)

(2)	Certain of the Company’s invested assets are pledged as collateral for various derivative transactions as described in Note 6.

Variable Interest Entities

The Company has invested in certain structured transactions that are VIEs. In certain instances, the Company may hold both the power to direct the most significant activities of the entity, as well as an economic interest in the entity and, as such, it would be deemed to be the primary beneficiary or consolidator of the entity.

The determination of the VIE’s primary beneficiary requires an evaluation of the contractual and implied rights and obligations associated with each party’s relationship with or involvement in the entity, an estimate of the entity’s expected losses and expected residual returns and the allocation of such estimates to each party involved in the entity. The Company generally uses a qualitative approach to determine whether it is the primary beneficiary. However, for VIEs that are investment companies or apply measurement principles consistent with those utilized by investment companies, the primary beneficiary is based on a risks and rewards model and is defined as the entity that will absorb a majority of a VIE’s expected losses, receive a majority of a VIE’s expected residual returns if no single entity absorbs a majority of expected losses, or both. The Company reassesses its involvement with VIEs on a quarterly basis. The use of different methodologies, assumptions and inputs in the determination of the primary beneficiary could have a material effect on the amounts presented within the financial statements.

Consolidated VIEs

There were no VIEs for which the Company has concluded that it is the primary beneficiary and which are consolidated at December 31, 2013 and 2012.

Unconsolidated VIEs

The carrying amount and maximum exposure to loss relating to VIEs in which the Company holds a significant variable interest but is not the primary beneficiary and which have not been consolidated were as follows at:

	December 31,
	2013		2012
	Carrying Value	Maximum Exposure to Loss (1)	Carrying Value	Maximum Exposure to Loss (1)
	(In thousands)
Fixed maturity securities AFS:
Structured securities (ABS, CMBS and RMBS) (2)	$275,873	$275,873	$366,108	$366,108
Foreign corporate	5,186	5,186	5,525	5,525

Total	$281,059	$281,059	$371,633	$371,633

(1)	The maximum exposure to loss relating to fixed maturity securities is equal to their carrying amounts or the carrying amounts of retained interests.

(2)	For these variable interests, the Company’s involvement is limited to that of a passive investor.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

5.  Investments (continued)

Net Investment Income

The components of net investment income were as follows:

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Investment Income:
Fixed maturity securities	$41,202	$29,831	$23,825
Equity securities	—	94	619
Cash, cash equivalents and short-term investments	3,247	6,415	3,314
Other	(3,155)	(4,792)	(4,622)

Subtotal	41,294	31,548	23,136

Less: Investment expenses	5,871	10,853	5,898

Net investment income	$35,423	$20,695	$17,238

See “— Related Party Investment Transactions” for discussion of affiliated net investment income and expenses included in the table above.

Net Investment Gains (Losses)

Components of Net Investment Gains (Losses)

The components of net investment gains (losses) were as follows:

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Fixed maturity securities	$2,066	$711	$4,717
Equity securities	—	3,675	(292)
Other investment portfolio gains (losses)	(58,647)	37,407	(5,511)

Total net investment gains (losses)	$(56,581)	$41,793	$(1,086)

Gains (losses) from foreign currency transactions included within net investment gains (losses) were ($59.2) million, $37.3 million and ($5.9) million for the years ended December 31, 2013, 2012 and 2011, respectively.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

5.  Investments (continued)

Sales or Disposals of Fixed Maturity and Equity Securities

Proceeds from sales or disposals of fixed maturity and equity securities and the components of fixed maturity and equity securities net investment gains (losses) are as shown in the table below. Investment gains and losses on sales of securities are determined on a specific identification basis.

	Years Ended December 31,			Years Ended December 31,			Years Ended December 31,
	2013	2012	2011	2013	2012	2011	2013	2012	2011
	Fixed Maturity Securities			Equity Securities			Total
	(In thousands)
Proceeds	$251,239	$34,432	$421,298	$—	$7,212	$2,880	$251,239	$41,644	$424,178

Gross investment gains	$2,721	$755	$5,178	$—	$3,675	$—	$2,721	$4,430	$5,178
Gross investment losses	(655)	(44)	(461)	—	—	(292)	(655)	(44)	(753)

Net investment gains (losses)	$2,066	$711	$4,717	$—	$3,675	$(292)	$2,066	$4,386	$4,425

There were no OTTI losses on fixed maturity securities or equity securities during the years ended December 31, 2013, 2012 and 2011.

Related Party Investment Transactions

In the normal course of business, the Company transfers invested assets, primarily consisting of fixed maturity securities, to and from affiliates. There were no invested assets transferred to affiliates for the years ended December 31, 2013 and 2012. There were no invested assets transferred from affiliates for the year ended December 31, 2013. The estimated fair value of invested assets transferred from affiliates for the year ended December 31, 2012 was $857.4 million. There were no invested assets transferred from affiliates for the year ended December 31, 2011.

The Company receives investment administrative services from an affiliate. The related investment administrative service charges were $4.6 million, $7.2 million and $4.5 million for the years ended December 31, 2013, 2012 and 2011, respectively.

6.  Derivatives

Accounting for Derivatives

See Note 1 for a description of the Company’s accounting policies for derivatives and Note 7 for information about the fair value hierarchy for derivatives.

Derivative Strategies

The Company is exposed to various risks relating to its ongoing business operations, including interest rate, foreign currency exchange rate and equity market. The Company uses a variety of strategies to manage these risks, including the use of derivatives.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

6.  Derivatives (continued)

Derivatives are financial instruments whose values are derived from interest rates, foreign currency exchange rates, credit spreads and/or other financial indices. Derivatives may be exchange-traded or contracted in the over-the-counter (“OTC”) market. Certain of the Company’s OTC derivatives may be cleared and settled through central clearing counterparties (“OTC-cleared”), while others are bilateral contracts between two counterparties (“OTC-bilateral”). The types of derivatives the Company uses include swaps, forwards, futures and option contracts. The Company also purchases certain securities and engages in certain reinsurance agreements that have embedded derivatives.

The Company utilizes all derivatives in non-qualifying hedging relationships.

Interest Rate Derivatives

The Company uses a variety of interest rate derivatives to reduce its exposure to changes in interest rates, including interest rate swaps, futures and options.

Interest rate swaps are used by the Company primarily to reduce market risks from changes in interest rates and to alter interest rate exposure arising from mismatches between assets and liabilities (duration mismatches). In an interest rate swap, the Company agrees with another party to exchange, at specified intervals, the difference between fixed rate and floating rate interest amounts as calculated by reference to an agreed notional amount.

In exchange-traded interest rate Treasury futures transactions, the Company agrees to purchase or sell a specified number of contracts, the value of which is determined by the different classes of interest rate securities, and to post variation margin on a daily basis in an amount equal to the difference in the daily market values of those contracts. The Company enters into exchange-traded futures with regulated futures commission merchants that are members of the exchange. Exchange-traded interest rate Treasury futures are used primarily to hedge mismatches between the duration of assets in a portfolio and the duration of liabilities supported by those assets, to hedge against changes in value of securities the Company owns or anticipates acquiring and to hedge against changes in interest rates on anticipated liability issuances by replicating Treasury or swap curve performance.

Swaptions are used by the Company to hedge interest rate risk associated with the Company’s long-term liabilities and invested assets. A swaption is an option to enter into a swap with a forward starting effective date. In certain instances, the Company locks in the economic impact of existing purchased swaptions by entering into offsetting written swaptions. The Company pays a premium for purchased swaptions and receives a premium for written swaptions. Swaptions are included in interest rate options.

Foreign Currency Exchange Rate Derivatives

The Company uses foreign currency forwards to reduce the risk from fluctuations in foreign currency exchange rates associated with its assets and liabilities denominated in foreign currencies. In a foreign currency forward transaction, the Company agrees with another party to deliver a specified amount of an identified currency at a specified future date. The price is agreed upon at the time of the contract and payment for such a contract is made at the specified future date.

To a lesser extent, the Company uses exchange-traded currency futures to hedge currency mismatches between assets and liabilities.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

6.  Derivatives (continued)

Equity Derivatives

The Company uses a variety of equity derivatives to reduce its exposure to equity market risk, including equity index options, variance swaps, exchange-traded equity futures and total rate of return swaps (“TRRs”).

Equity index options are used by the Company primarily to hedge minimum guarantees embedded in certain variable annuity products assumed by the Company. To hedge against adverse changes in equity indices, the Company enters into contracts to sell the equity index within a limited time at a contracted price. The contracts will be net settled in cash based on differentials in the indices at the time of exercise and the strike price. Certain of these contracts may also contain settlement provisions linked to interest rates. In certain instances, the Company may enter into a combination of transactions to hedge adverse changes in equity indices within a pre-determined range through the purchase and sale of options.

Equity variance swaps are used by the Company primarily to hedge minimum guarantees embedded in certain variable annuity products reinsured by the Company. In an equity variance swap, the Company agrees with another party to exchange amounts in the future, based on changes in equity volatility over a defined period.

In exchange-traded equity futures transactions, the Company agrees to purchase or sell a specified number of contracts, the value of which is determined by the different classes of equity securities, and to post variation margin on a daily basis in an amount equal to the difference in the daily market values of those contracts. The Company enters into exchange-traded futures with regulated futures commission merchants that are members of the exchange. Exchange-traded equity futures are used primarily to hedge liabilities embedded in certain variable annuity products reinsured by the Company.

TRRs are swaps whereby the Company agrees with another party to exchange, at specified intervals, the difference between the economic risk and reward of an asset or a market index and the London Inter-Bank Offered Rate (“LIBOR”), calculated by reference to an agreed notional amount. No cash is exchanged at the outset of the contract. Cash is paid and received over the life of the contract based on the terms of the swap. The Company uses TRRs to hedge its equity market guarantees in certain of its reinsured products. TRRs can be used as hedges or to synthetically create investments.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

6.  Derivatives (continued)

Primary Risks Managed by Derivatives

The following table presents the gross notional amount, estimated fair value and primary underlying risk exposure of the Company’s derivatives, excluding embedded derivatives, held at:

		December 31, 2013			December 31, 2012
Derivatives Not Designated or Not Qualifying as Hedging Instruments	Primary Underlying Risk Exposure	Notional Amount	Estimated Fair Value		Notional Amount	Estimated Fair Value
			Assets	Liabilities		Assets	Liabilities
		(In thousands)
Interest rate swaps	Interest rate	$23,221,522	$1,040,377	$562,851	$22,298,852	$1,867,230	$611,572
Interest rate futures	Interest rate	4,462,013	9,047	6,547	6,437,033	598	20,980
Interest rate options	Interest rate	17,690,095	131,341	235,516	11,440,095	302,989	58,486
Foreign currency forwards	Foreign currency exchange rate	2,324,152	728	171,078	2,281,296	1,051	177,496
Currency futures	Foreign currency exchange rate	364,550	1,169	1,022	518,160	3,864	—
Equity futures	Equity market	4,327,600	1,284	39,600	5,898,717	14,146	105,452
Equity options	Equity market	31,414,484	1,024,034	1,005,551	18,897,916	2,346,326	355,433
Variance swaps	Equity market	18,917,116	167,519	469,330	17,177,849	111,788	241,073
Total rate of return swaps	Equity market	3,339,982	—	156,959	2,791,568	4,436	95,505

Total non-designated or non-qualifying derivatives		$106,061,514	$2,375,499	$2,648,454	$87,741,486	$4,652,428	$1,665,997

Net Derivative Gains (Losses)

The components of net derivative gains (losses) were as follows:

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Derivatives and hedging gains (losses)	$(4,841,296)	$(2,586,885)	$2,941,895
Embedded derivatives	6,776,544	(1,089,704)	(2,711,461)

Total net derivatives gains (losses)	$1,935,248	$(3,676,589)	$230,434

The following table presents earned income on derivatives for the:

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Net derivative gains (losses)	$(262,379)	$20,202	$141,929
Policyholder benefits and claims	(274,848)	(113,899)	16,833

Total	$(537,227)	$(93,697)	$158,762

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

6.  Derivatives (continued)

Non-Qualifying Derivatives

The following table presents the amount and location of gains (losses) recognized in income for derivatives that were not designated or qualifying as hedging instruments:

	Net Derivative Gains (Losses)	Policyholder Benefits and Claims (1)
	(In thousands)
For the Year Ended December 31, 2013:
Interest rate derivatives	$(925,139)	$(1,364)
Foreign currency exchange rate derivatives	(514,563)	—
Equity derivatives	(3,139,215)	(635,931)

Total	$(4,578,917)	$(637,295)

For the Year Ended December 31, 2012:
Interest rate derivatives	$(204,299)	$—
Foreign currency exchange rate derivatives	(284,745)	—
Equity derivatives	(2,118,043)	(367,490)

Total	$(2,607,087)	$(367,490)

For the Year Ended December 31, 2011:
Interest rate derivatives	$1,527,402	$—
Foreign currency exchange rate derivatives	143,177	—
Equity derivatives	1,129,387	(82,696)

Total	$2,799,966	$(82,696)

(1)	Changes in estimated fair value related to economic hedges of reinsured variable annuity guarantees.

Credit Risk on Freestanding Derivatives

The Company may be exposed to credit-related losses in the event of nonperformance by counterparties to derivatives. Generally, the current credit exposure of the Company’s derivatives is limited to the net positive estimated fair value of derivatives at the reporting date after taking into consideration the existence of master netting or similar agreements and any collateral received pursuant to such agreements.

The Company manages its credit risk related to derivatives by entering into transactions with creditworthy counterparties and establishing and monitoring exposure limits. The Company’s OTC-bilateral derivative transactions are generally governed by International Swaps and Derivatives Association (“ISDA”) Master Agreements which provide for legally enforceable set-off and close-out netting of exposures to specific counterparties in the event of early termination of a transaction, which includes, but is not limited to, events of default and bankruptcy. In the event of an early termination, the Company is permitted to set-off receivables from the counterparty against payables to the same counterparty arising out of all included transactions. Substantially all of the Company’s ISDA Master Agreements also include Credit Support Annex provisions which require both the pledging and accepting of collateral in connection with its OTC-bilateral derivatives. See Note 7 for a description of the impact of credit risk on the valuation of derivatives.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

6.  Derivatives (continued)

The estimated fair value of the Company’s net derivative assets and net derivative liabilities after the application of master netting agreements and collateral was as follows at:

	December 31, 2013		December 31, 2012
Derivatives Subject to a Master Netting Arrangement or a Similar Arrangement	Assets	Liabilities	Assets	Liabilities
	(In thousands)
Gross estimated fair value of derivatives:
OTC-bilateral	$2,430,173	$2,593,152	$4,708,762	$1,534,233
Exchange-traded	11,500	47,169	18,608	126,432

Total gross estimated fair value of derivatives (1)	2,441,673	2,640,321	4,727,370	1,660,665
Amounts offset in the balance sheets	—	—	—	—

Estimated fair value of derivatives presented in the balance sheets (1)	2,441,673	2,640,321	4,727,370	1,660,665
Gross amounts not offset in the balance sheets:
Gross estimated fair value of derivatives: (2)
OTC-bilateral	(1,869,869)	(1,869,869)	(1,518,669)	(1,518,669)
Exchange-traded	(5,368)	(5,368)	(18,608)	(18,608)
Cash collateral (3)
OTC-bilateral	(163,210)	—	(1,473,376)	—
Exchange-traded	—	(39,008)	—	(107,824)
Securities collateral (4)
OTC-bilateral	(377,561)	(646,079)	(1,716,717)	(13,667)
Exchange-traded	—	(2,793)	—	—

Net amount after application of master netting agreements and collateral	$25,665	$77,204	$—	$1,897

(1)

At December 31, 2013 and 2012, derivative assets include income or expense accruals reported in accrued investment income or in other liabilities of $66,175 thousand and $74,942 thousand, respectively, and derivative liabilities include income or expense accruals reported in accrued investment income or in other liabilities of $8,133 thousand and $5,332 thousand, respectively.

(2)	Estimated fair value of derivatives is limited to the amount that is subject to set-off and includes income or expense accruals.

(3)

Cash collateral received is included in cash and cash equivalents and the obligation to return it is included in other liabilities in the balance sheet. The receivable for the return of cash collateral provided by the Company is inclusive of initial margin on exchange-traded derivatives and is included in premiums, reinsurance and other receivables in the balance sheet. The amount of cash collateral offset in the table above is limited to the net estimated fair value of derivatives after application of netting agreements. At December 31, 2013 and 2012, the Company received excess cash collateral of $33,319 thousand and $0, respectively, and provided excess cash collateral of $185,299 thousand and $167,655 thousand, respectively, which is not included in the table above due to the foregoing limitation.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

6.  Derivatives (continued)

(4)

Securities collateral received by the Company is held in separate custodial accounts and is not recorded on the balance sheet. Subject to certain constraints, the Company is permitted by contract to sell or repledge this collateral, but at December 31, 2013 none of the collateral had been sold or repledged. Securities collateral pledged by the Company is reported in fixed maturity securities in the balance sheet. Subject to certain constraints, the counterparties are permitted by contract to sell or repledge this collateral. The amount of securities collateral offset in the table above is limited to the net estimated fair value of derivatives after application of netting agreements and cash collateral. At December 31, 2013 and 2012, the Company received excess securities collateral of $96,746 thousand and $59,320 thousand, respectively, for its OTC-bilateral derivatives which are not included in the table above due to the foregoing limitation. At December 31, 2013 and 2012, the Company provided excess securities collateral of $0 and $0, respectively, for its OTC-bilateral derivatives and $36,182 thousand and $39,989 thousand, respectively, for its exchange-traded derivatives, which are not included in the table above due to the foregoing limitation.

The following table presents the estimated fair value of the Company’s OTC-bilateral derivatives that are in a net liability position after considering the effect of netting agreements, together with the estimated fair value and balance sheet location of the collateral pledged. The table also presents the incremental collateral that the Company would be required to provide if there was a one notch downgrade in the Company’s credit rating at the reporting date or if the Company’s credit rating sustained a downgrade to a level that triggered full overnight collateralization or termination of the derivative position at the reporting date. OTC-bilateral derivatives that are not subject to collateral agreements are excluded from this table.

		Estimated Fair Value of Collateral Provided:	Fair Value of Incremental Collateral Provided Upon:
	Estimated Fair Value of Derivatives in Net Liability Position (1)	Fixed Maturity Securities	One Notch Downgrade in the Holding Company’s Credit Rating	Downgrade in the Holding Company’s Credit Rating to a Level that Triggers Full Overnight Collateralization or Termination of the Derivative Position
	(In thousands)
December 31, 2013	$723,283	$646,079	$20,912	$21,353
December 31, 2012	$15,564	$13,667	$—	$—

(1)	After taking into consideration the existence of netting agreements.

Embedded Derivatives

The Company assumes variable annuities, modified coinsurance contracts, equity indexed deferred annuities and purchases certain investments that contain embedded derivatives that are required to be separated from their host contracts and accounted for as freestanding derivatives. These host contracts principally include: assumed variable annuities with guaranteed minimum benefits, including GMWBs, GMABs and certain GMIBs; ceded reinsurance agreements of guaranteed minimum benefits related to GMABs and certain GMIBs; assumed modified coinsurance contracts; assumed reinsurance on equity indexed deferred annuities; and options embedded in debt and equity securities.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

6.  Derivatives (continued)

The following table presents the estimated fair value and balance sheet location of the Company’s embedded derivatives that have been separated from their host contracts at:

		December 31,
	Balance Sheet Location	2013	2012
		(In thousands)
Net embedded derivatives within asset host contracts:
Ceded guaranteed minimum benefits	Premiums, reinsurance and other receivables	$122,515	$257,690
Assumed modified coinsurance contracts	Funds withheld at interest	24,035	72,357

Net embedded derivatives within asset host contracts		$146,550	$330,047

Net embedded derivatives within liability host contracts:
Assumed guaranteed minimum benefits	Other policy-related balances	$2,488,944	$8,831,285

Net embedded derivatives within liability host contracts		$2,488,944	$8,831,285

The following table presents changes in estimated fair value related to embedded derivatives:

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Net derivative gains (losses) (1)	$6,776,544	$(1,089,704)	$(2,711,461)
Policyholder benefits and claims	$(139,134)	$72,507	$70,390

(1)

The valuation of reinsured guaranteed minimum benefits includes a nonperformance risk adjustment. The amounts included in net derivative gains (losses), in connection with this adjustment, were ($996.3) million, ($1,603.0) million and $1,956.9 million, for the years ended December 31, 2013, 2012 and 2011, respectively. In addition, the valuation of ceded guaranteed minimum benefits includes a nonperformance risk adjustment. The amounts included in net derivative gains (losses), in connection with this adjustment, were $19.4 million, $2.9 million and ($23.1) million, for the years ended December 31, 2013, 2012 and 2011, respectively.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

7.  Fair Value

When developing estimated fair values, the Company considers three broad valuation techniques: (i) the market approach, (ii) the income approach, and (iii) the cost approach. The Company determines the most appropriate valuation technique to use, given what is being measured and the availability of sufficient inputs, giving priority to observable inputs. The Company categorizes its assets and liabilities measured at estimated fair value into a three-level hierarchy, based on the significant input with the lowest level in its valuation. The input levels are as follows:

Level 1	Unadjusted quoted prices in active markets for identical assets or liabilities. The size of the bid/ask spread is used as an indicator of market activity for fixed maturity securities.

Level 2

Quoted prices in markets that are not active or inputs that are observable either directly or indirectly. These inputs can include quoted prices for similar assets or liabilities other than quoted prices in Level 1, quoted prices in markets that are not active, or other significant inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3

Unobservable inputs that are supported by little or no market activity and are significant to the determination of estimated fair value of the assets or liabilities. Unobservable inputs reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability.

Financial markets are susceptible to severe events evidenced by rapid depreciation in asset values accompanied by a reduction in asset liquidity. The Company’s ability to sell securities, or the price ultimately realized for these securities, depends upon the demand and liquidity in the market and increases the use of judgment in determining the estimated fair value of certain securities.

Considerable judgment is often required in interpreting market data to develop estimates of fair value, and the use of different assumptions or valuation methodologies may have a material effect on the estimated fair value amounts.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

Recurring Fair Value Measurements

The assets and liabilities measured at estimated fair value on a recurring basis and their corresponding placement in the fair value hierarchy are presented below.

	December 31, 2013
	Fair Value Hierarchy
	Level 1	Level 2	Level 3	Total Estimated Fair Value
	(In thousands)
Assets:
Fixed maturity securities:
Foreign corporate	$—	$533,423	$—	$533,423
U.S. corporate	—	253,705	9,917	263,622
CMBS	—	75,017	57,547	132,564
State and political subdivision	—	120,256	—	120,256
U.S. Treasury and agency	99,248	—	—	99,248
ABS	—	80,520	—	80,520
RMBS	—	62,789	—	62,789
Foreign government	—	28,659	—	28,659

Total fixed maturity securities	99,248	1,154,369	67,464	1,321,081

Short-term investments (1)	2,630,762	101,270	—	2,732,032
Derivative assets: (2)
Interest rate contracts	9,046	1,171,719	—	1,180,765
Foreign currency contracts	1,169	728	—	1,897
Equity market contracts	1,284	917,797	273,756	1,192,837

Total derivative assets	11,499	2,090,244	273,756	2,375,499

Net embedded derivatives within asset host contracts (3)	—	—	146,550	146,550

Total assets	$2,741,509	$3,345,883	$487,770	$6,575,162

Liabilities:
Derivative liabilities: (2)
Interest rate contracts	$6,547	$798,367	$—	$804,914
Foreign currency contracts	1,022	171,078	—	172,100
Equity market contracts	39,601	1,136,875	494,964	1,671,440

Total derivative liabilities	47,170	2,106,320	494,964	2,648,454

Net embedded derivatives within liability host contracts (3)	—	—	2,488,944	2,488,944

Total liabilities	$47,170	$2,106,320	$2,983,908	$5,137,398

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

	December 31, 2012
	Fair Value Hierarchy			Total Estimated Fair Value
	Level 1	Level 2	Level 3
	(In thousands)
Assets:
Fixed maturity securities:
Foreign corporate	$—	$628,708	$2,714	$631,422
U.S. corporate	—	307,001	15,465	322,466
CMBS	—	44,603	41,723	86,326
State and political subdivision	—	135,567	—	135,567
U.S. Treasury and agency	285,259	8,270	—	293,529
ABS	—	193,876	4,000	197,876
RMBS	—	81,906	—	81,906
Foreign government	—	36,527	—	36,527

Total fixed maturity securities	285,259	1,436,458	63,902	1,785,619

Short-term investments (1)	3,824,840	425,354	4,996	4,255,190
Derivative assets: (2)
Interest rate contracts	598	2,170,219	—	2,170,817
Foreign currency contracts	3,864	1,051	—	4,915
Equity market contracts	14,146	2,000,970	461,580	2,476,696

Total derivative assets	18,608	4,172,240	461,580	4,652,428

Net embedded derivatives within asset host contracts (3)	—	—	330,047	330,047

Total assets	$4,128,707	$6,034,052	$860,525	$11,023,284

Liabilities:
Derivative liabilities: (2)
Interest rate contracts	$20,980	$670,059	$—	$691,039
Foreign currency contracts	—	177,496	—	177,496
Equity market contracts	105,452	416,032	275,979	797,463

Total derivative liabilities	126,432	1,263,587	275,979	1,665,998

Net embedded derivatives within liability host contracts (3)	—	—	8,831,285	8,831,285

Total liabilities	$126,432	$1,263,587	$9,107,264	$10,497,283

(1)

Short-term investments as presented in the tables above differ from the amounts presented in the balance sheets because certain short-term investments are not measured at estimated fair value on a recurring basis.

(2)

Derivative amounts are presented gross in the tables above to reflect the presentation in the balance sheets, but are presented net for purposes of the rollforward in the Fair Value Measurements Using Significant Unobservable Inputs (Level 3) tables.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

(3)

Net embedded derivatives within asset host contracts are presented within funds withheld at interest and premiums, reinsurance and other receivables in the balance sheets. Net embedded derivatives within liability host contracts are presented within other policy-related balances in the balance sheets.

The following describes the valuation methodologies used to measure assets and liabilities at fair value. The description includes the valuation techniques and key inputs for each category of assets or liabilities that are classified within Level 2 and Level 3 of the fair value hierarchy.

Investments

Valuation Controls and Procedures

On behalf of the Company and the Holding Company’s Chief Investment Officer and Chief Financial Officer, a pricing and valuation committee that is independent of the trading and investing functions and comprised of senior management provides oversight of control systems and valuation policies for securities and derivatives. On a quarterly basis, this committee reviews and approves new transaction types and markets, ensures that observable market prices and market-based parameters are used for valuation, wherever possible, and determines that judgmental valuation adjustments, when applied, are based upon established policies and are applied consistently over time. This committee also provides oversight of the selection of independent third party pricing providers and the controls and procedures to evaluate third party pricing. Periodically, the Chief Accounting Officer reports to the Audit Committee of the Holding Company’s Board of Directors regarding compliance with fair value accounting standards.

The Company reviews its valuation methodologies on an ongoing basis and revises those methodologies when necessary based on changing market conditions. Assurance is gained on the overall reasonableness and consistent application of input assumptions, valuation methodologies and compliance with fair value accounting standards through controls designed to ensure valuations represent an exit price. Several controls are utilized, including certain monthly controls, which include, but are not limited to, analysis of portfolio returns to corresponding benchmark returns, comparing a sample of executed prices of securities sold to the fair value estimates, comparing fair value estimates to management’s knowledge of the current market, reviewing the bid/ask spreads to assess activity, comparing prices from multiple independent pricing services and ongoing due diligence to confirm that independent pricing services use market-based parameters. The process includes a determination of the observability of inputs used in estimated fair values received from independent pricing services or brokers by assessing whether these inputs can be corroborated by observable market data. The Company ensures that prices received from independent brokers, also referred to herein as “consensus pricing,” represent a reasonable estimate of fair value by considering such pricing relative to the Company’s knowledge of the current market dynamics and current pricing for similar financial instruments.

The Company also applies a formal process to challenge any prices received from independent pricing services that are not considered representative of estimated fair value. If prices received from independent pricing services are not considered reflective of market activity or representative of estimated fair value, independent non-binding broker quotations are obtained, or an internally developed valuation is prepared. Internally developed valuations of current estimated fair value, which reflect internal estimates of liquidity and nonperformance risks, compared with pricing received from the independent pricing services, did not produce material differences in the estimated fair values for the majority of the portfolio; accordingly, overrides were not material. This is, in part, because internal estimates of liquidity and nonperformance risks are generally

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

based on available market evidence and estimates used by other market participants. In the absence of such market-based evidence, management’s best estimate is used.

Securities and Short-term Investments

When available, the estimated fair value of these investments is based on quoted prices in active markets that are readily and regularly obtainable. Generally, these are the most liquid of the Company’s securities holdings and valuation of these securities does not involve management’s judgment.

When quoted prices in active markets are not available, the determination of estimated fair value is based on market standard valuation methodologies, giving priority to observable inputs. The significant inputs to the market standard valuation methodologies for certain types of securities with reasonable levels of price transparency are inputs that are observable in the market or can be derived principally from, or corroborated by, observable market data. When observable inputs are not available, the market standard valuation methodologies rely on inputs that are significant to the estimated fair value that are not observable in the market or cannot be derived principally from, or corroborated by, observable market data. These unobservable inputs can be based in large part on management’s judgment or estimation and cannot be supported by reference to market activity. Even though these inputs are unobservable, management believes they are consistent with what other market participants would use when pricing such securities and are considered appropriate given the circumstances.

Level 2 Valuation Techniques and Key Inputs:

This level includes fixed maturity securities priced principally by independent pricing services using observable inputs. Short-term investments within this level are of a similar nature and class to the Level 2 fixed maturity securities.

U.S. corporate and foreign corporate securities

These securities are principally valued using the market and income approaches. Valuations are based primarily on quoted prices in markets that are not active, or using matrix pricing or other similar techniques that use standard market observable inputs such as benchmark yields, spreads off benchmark yields, new issuances, issuer rating, duration, and trades of identical or comparable securities. Privately placed securities are valued using matrix pricing methodologies using standard market observable inputs, and inputs derived from, or corroborated by, market observable data including market yield curve, duration, call provisions, observable prices and spreads for similar publicly traded or privately traded issues that incorporate the credit quality and industry sector of the issuer and in certain cases, delta spread adjustments to reflect specific credit related issues.

Structured securities comprised of ABS, CMBS and RMBS

These securities are principally valued using the market and income approaches. Valuations are based primarily on matrix pricing, discounted cash flow methodologies or other similar techniques using standard market inputs including spreads for actively traded securities, spreads off benchmark yields, expected prepayment speeds and volumes, current and forecasted loss severity, rating, weighted average coupon,

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

weighted average maturity, average delinquency rates, geographic region, debt-service coverage ratios and issuance-specific information including, but not limited to: collateral type, payment terms of the underlying assets, payment priority within the tranche, structure of the security, deal performance and vintage of loans.

State and political subdivision and foreign government securities

These securities are principally valued using the market approach. Valuations are based primarily on matrix pricing or other similar techniques using standard market observable inputs including a benchmark U.S. Treasury yield or other yields, issuer ratings, broker-dealer quotes, issuer spreads and reported trades of similar securities, including those within the same sub-sector or with a similar maturity or credit rating.

U.S. Treasury and agency securities

These securities are principally valued using the market approach. Valuations are based primarily on quoted prices in markets that are not active or using matrix pricing or other similar techniques using standard market observable inputs such as a benchmark U.S. Treasury yield curve, the spread off the U.S. Treasury yield curve for the identical security and comparable securities that are actively traded.

Level 3 Valuation Techniques and Key Inputs:

In general, securities classified within Level 3 use many of the same valuation techniques and inputs as described previously for in the Level 2. However, if key inputs are unobservable, or if the investments are less liquid and there is very limited trading activity, the investments are generally classified as Level 3. The use of independent non-binding broker quotations to value investments generally indicates there is a lack of liquidity or a lack of transparency in the process to develop the valuation estimates, generally causing these investments to be classified in Level 3.

Short-term investments within this level are of a similar nature and class to the Level 3 securities described below; accordingly, the valuation techniques and significant market standard observable inputs used in their valuation are also similar to those described below.

U.S. corporate and foreign corporate securities

These securities are principally valued using the market approach. Valuations are based primarily on matrix pricing or other similar techniques that utilize unobservable inputs or inputs that cannot be derived principally from, or corroborated by, observable market data, including illiquidity premium, delta spread adjustments to reflect specific credit-related issues, credit spreads and inputs including quoted prices for identical or similar securities that are less liquid and based on lower levels of trading activity than securities classified in Level 2. Certain valuations are based on independent non-binding broker quotations.

Structured securities comprised of ABS and CMBS

These securities are principally valued using the market and income approaches. Valuations are based primarily on matrix pricing, discounted cash flow methodologies or other similar techniques that utilize inputs that are unobservable or cannot be derived principally from, or corroborated by, observable market data including credit spreads. Below investment grade securities and sub-prime RMBS included in this level

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

are valued based on inputs including quoted prices for identical or similar securities that are less liquid and based on lower levels of trading activity than securities classified in Level 2. Certain of these valuations are based on independent non-binding broker quotations.

Derivatives

The estimated fair value of derivatives is determined through the use of quoted market prices for exchange-traded derivatives, or through the use of pricing models for OTC-bilateral and OTC-cleared derivatives. The determination of estimated fair value, when quoted market values are not available, is based on market standard valuation methodologies and inputs that management believes are consistent with what other market participants would use when pricing such instruments. Derivative valuations can be affected by changes in interest rates, foreign currency exchange rates, financial indices, credit spreads, default risk, nonperformance risk, volatility, liquidity and changes in estimates and assumptions used in the pricing models. The valuation controls and procedures for derivatives are described in “— Investments.”

The significant inputs to the pricing models for most OTC-bilateral and OTC-cleared derivatives are inputs that are observable in the market or can be derived principally from, or corroborated by, observable market data. Significant inputs that are observable generally include: interest rates, foreign currency exchange rates, interest rate curves, credit curves and volatility. However, certain OTC-bilateral and OTC-cleared derivatives may rely on inputs that are significant to the estimated fair value that are not observable in the market or cannot be derived principally from, or corroborated by, observable market data. Significant inputs that are unobservable generally include references to emerging market currencies and inputs that are outside the observable portion of the interest rate curve, credit curve, volatility or other relevant market measure. These unobservable inputs may involve significant management judgment or estimation. Even though unobservable, these inputs are based on assumptions deemed appropriate given the circumstances and management believes they are consistent with what other market participants would use when pricing such instruments.

Most inputs for OTC-bilateral and OTC-cleared derivatives are mid-market inputs but, in certain cases, liquidity adjustments are made when they are deemed more representative of exit value. Market liquidity, as well as the use of different methodologies, assumptions and inputs, may have a material effect on the estimated fair values of the Company’s derivatives and could materially affect net income.

The credit risk of both the counterparty and the Company are considered in determining the estimated fair value for all OTC-bilateral and OTC-cleared derivatives, and any potential credit adjustment is based on the net exposure by counterparty after taking into account the effects of netting agreements and collateral arrangements. The Company values its OTC-bilateral and OTC-cleared derivatives using standard swap curves which may include a spread to the risk free rate, depending upon specific collateral arrangements. This credit spread is appropriate for those parties that execute trades at pricing levels consistent with similar collateral arrangements. As the Company and its significant derivative counterparties generally execute trades at such pricing levels and hold sufficient collateral, additional credit risk adjustments are not currently required in the valuation process. The Company’s ability to consistently execute at such pricing levels is in part due to the netting agreements and collateral arrangements that are in place with all of its significant derivative counterparties. An evaluation of the requirement to make additional credit risk adjustments is performed by the Company each reporting period.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

Freestanding Derivatives

Level 2 Valuation Techniques and Key Inputs:

This level includes all types of derivatives utilized by the Company with the exception of exchange-traded derivatives included within Level 1 and those derivatives with unobservable inputs as described in Level 3. These derivatives are principally valued using the income approach.

Interest rate

Non-option-based. — Valuations are based on present value techniques, which utilize significant inputs that may include the swap yield curve and basis curves.

Option-based. — Valuations are based on option pricing models, which utilize significant inputs that may include the swap yield curve, basis curves and interest rate volatility.

Foreign currency exchange rate

Non-option-based. — Valuations are based on present value techniques, which utilize significant inputs that may include the swap yield curve, basis curves, currency spot rates and cross currency basis curves.

Equity market

Non-option-based. — Valuations are based on present value techniques, which utilize significant inputs that may include the swap yield curve, spot equity index levels and dividend yield curves.

Option-based. — Valuations are based on option pricing models, which utilize significant inputs that may include the swap yield curve, spot equity index levels, dividend yield curves and equity volatility.

Level 3 Valuation Techniques and Key Inputs:

These derivatives are principally valued using the income approach. Valuations of non-option-based derivatives utilize present value techniques, whereas valuations of option-based derivatives utilize option pricing models. These valuation methodologies generally use the same inputs as described in the corresponding sections above for Level 2 measurements of derivatives. However, these derivatives result in Level 3 classification because one or more of the significant inputs are not observable in the market or cannot be derived principally from, or corroborated by, observable market data.

Equity market

Non-option-based. — Significant unobservable inputs may include the extrapolation beyond observable limits of dividend yield curves and equity volatility.

Option-based. — Significant unobservable inputs may include the extrapolation beyond observable limits of dividend yield curves, equity volatility and unobservable correlation between model inputs.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

Embedded Derivatives

Embedded derivatives principally include certain assumed and ceded variable annuity guarantees and equity indexed crediting rates within certain funding agreements. Embedded derivatives are recorded at estimated fair value with changes in estimated fair value reported in net income.

The fair value of these embedded derivatives, estimated as the present value of projected future benefits minus the present value of projected future fees using actuarial and capital market assumptions including expectations concerning policyholder behavior, is calculated by the Company’s actuarial department. The calculation is based on in-force business, and is performed using standard actuarial valuation software which projects future cash flows from the embedded derivative over multiple risk neutral stochastic scenarios using observable risk free rates.

Capital market assumptions, such as risk free rates and implied volatilities, are based on market prices for publicly traded instruments to the extent that prices for such instruments are observable. Implied volatilities beyond the observable period are extrapolated based on observable implied volatilities and historical volatilities. Actuarial assumptions, including mortality, lapse, withdrawal and utilization, are unobservable and are reviewed at least annually based on actuarial studies of historical experience.

The valuation of these guarantee liabilities includes nonperformance risk adjustments and adjustments for a risk margin related to non-capital market inputs. The nonperformance adjustment is determined by taking into consideration publicly available information relating to spreads in the secondary market for the Holding Company’s debt, including related credit default swaps.

Risk margins are established to capture the non-capital market risks of the instrument which represent the additional compensation a market participant would require to assume the risks related to the uncertainties of such actuarial assumptions as annuitization, premium persistency, partial withdrawal and surrenders. The establishment of risk margins requires the use of significant management judgment, including assumptions of the amount and cost of capital needed to cover the guarantees. These guarantees may be more costly than expected in volatile or declining equity markets. Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility and foreign currency exchange rates; changes in nonperformance risk; and variations in actuarial assumptions regarding policyholder behavior, mortality and risk margins related to non-capital market inputs, may result in significant fluctuations in the estimated fair value of the guarantees that could materially affect net income.

The Company ceded the risk associated with certain of the GMIBs previously described. These reinsurance agreements contain embedded derivatives which are included within premiums, reinsurance and other receivables in the balance sheets with changes in estimated fair value reported in net derivative gains (losses) or policyholder benefits and claims depending on the statement of operations classification of the direct risk. The value of the embedded derivatives on the ceded risk is determined using a methodology consistent with that described previously with the exception of the input for nonperformance risk that reflects the credit of the reinsurer.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

The estimated fair value of the embedded derivatives within funds withheld related to certain assumed reinsurance is determined based on the change in estimated fair value of the underlying assets held by the Company in a reference portfolio backing the funds withheld liability. The estimated fair value of the underlying assets is determined as previously described in “— Investments — Securities and Short-term Investments.” The estimated fair value of these embedded derivatives is included, along with their funds withheld hosts, in derivative liabilities and funds withheld at interest in the balance sheets with changes in estimated fair value recorded in net derivative gains (losses). Changes in the credit spreads on the underlying assets, interest rates and market volatility may result in significant fluctuations in the estimated fair value of these embedded derivatives that could materially affect net income.

Embedded Derivatives Within Asset and Liability Host Contracts

Level 3 Valuation Techniques and Key Inputs:

Assumed Guaranteed Minimum Benefits

These embedded derivatives are principally valued using the income approach. Valuations are based on option pricing techniques, which utilize significant inputs that may include swap yield curve, currency exchange rates and implied volatilities. These embedded derivatives result in Level 3 classification because one or more of the significant inputs are not observable in the market or cannot be derived principally from, or corroborated by, observable market data. Significant unobservable inputs generally include: the extrapolation beyond observable limits of the swap yield curve and implied volatilities, actuarial assumptions for policyholder behavior and mortality and the potential variability in policyholder behavior and mortality, nonperformance risk and cost of capital for purposes of calculating the risk margin.

Reinsurance Ceded on Certain Guaranteed Minimum Benefits

These embedded derivatives are principally valued using the income approach. The valuation techniques and significant market standard unobservable inputs used in their valuation are similar to those described above in “ — Assumed Guaranteed Minimum Benefits” and also include counterparty credit spreads.

Embedded Derivatives within Funds Withheld Related to Certain Assumed Reinsurance

These embedded derivatives are principally valued using an income approach. Valuations are based on present value techniques, which utilize significant inputs that may include the swap yield curve and the fair value of assets within the reference portfolio. These embedded derivatives result in Level 3 classification because one or more of the significant inputs are not observable in the market or cannot be derived principally from, or corroborated by, observable market data. Significant unobservable inputs generally include: the fair value of certain assets within the reference portfolio which are not observable in the market and cannot be derived principally from, or corroborated by, observable market data.

Transfers between Levels

Overall, transfers between levels occur when there are changes in the observability of inputs and market activity. Transfers into or out of any level are assumed to occur at the beginning of the period.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

Transfers between Levels 1 and 2:

There were no transfers between Levels 1 and 2 for assets and liabilities measured at estimated fair value and still held at December 31, 2013 and 2012.

Transfers into or out of Level 3:

Assets and liabilities are transferred into Level 3 when a significant input cannot be corroborated with market observable data. This occurs when market activity decreases significantly and underlying inputs cannot be observed, current prices are not available, and/or when there are significant variances in quoted prices, thereby affecting transparency. Assets and liabilities are transferred out of Level 3 when circumstances change such that a significant input can be corroborated with market observable data. This may be due to a significant increase in market activity, a specific event, or one or more significant input(s) becoming observable.

Transfers into Level 3 for fixed maturity securities were due primarily to a lack of trading activity, decreased liquidity and credit ratings downgrades (e.g., from investment grade to below investment grade) which have resulted in decreased transparency of valuations and an increased use of independent non-binding broker quotations and unobservable inputs, such as illiquidity premiums, delta spread adjustments, or credit spreads.

Transfers out of Level 3 for fixed maturity securities resulted primarily from increased transparency of both new issuances that, subsequent to issuance and establishment of trading activity, became priced by independent pricing services and existing issuances that, over time, the Company was able to obtain pricing from, or corroborate pricing received from, independent pricing services with observable inputs (such as observable spreads used in pricing securities) or increases in market activity and upgraded credit ratings.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

Assets and Liabilities Measured at Fair Value Using Significant Unobservable Inputs (Level 3)

The following table presents certain quantitative information about the significant unobservable inputs used in the fair value measurement, and the sensitivity of the estimated fair value to changes in those inputs, for the more significant asset and liability classes measured at fair value on a recurring basis using significant unobservable inputs (Level 3) at:

			December 31, 2013				December 31, 2012				Impact of Increase in Input on Estimated Fair Value (2)
	Valuation Techniques	Significant Unobservable Inputs	Range			Weighted Average (1)	Range			Weighted Average (1)
Fixed maturity securities: (3)
U.S. corporate and foreign corporate	• Matrix pricing	• Credit spreads (4)	95	–	95	95	103	–	499	168	Decrease
		• Illiquidity premium (4)	30	–	30	30	30	–	30	30	Decrease
CMBS	• Matrix pricing and discounted cash flow	• Credit spreads (4)	215	–	215	215					Decrease (6)
	• Market pricing	• Quoted prices (5)	104	–	104	104	104	–	104	104	Increase (6)
	• Consensus pricing	• Offered quotes (5)	90	–	92	91					Increase (6)
Derivatives:
Equity market	• Present value techniques	• Volatility (7)	13%	–	28%		13%	–	32%		Increase (8)
	or option pricing models	• Correlation (9)	60%	–	60%		65%	–	65%
Embedded derivatives:
Assumed and ceded guaranteed minimum benefits	• Option pricing techniques	• Mortality rates: Ages 0 - 40	0%	–	0.10%		0%	–	0.14%		Decrease (10)
		Ages 41 - 60	0.04%	–	0.65%		0.05%	–	0.75%		Decrease (10)
		Ages 61 - 115	0.26%	–	100%		0.26%	–	100%		Decrease (10)
		• Lapse rates:
		Durations 1 - 10	0.50%	–	100%		0.50%	–	100%		Decrease (11)
		Durations 11 - 20	3%	–	100%		3%	–	100%		Decrease (11)
		Durations 21 - 116	3%	–	100%		2.5%	–	100%		Decrease (11)
		• Utilization rates	20%	–	50%		20%	–	50%		Increase (12)
		• Withdrawal rates	0.07%	–	10%		0.07%	–	20%		(13)
		• Long-term equity volatilities	17.40%	–	25%		15.18%	–	40%		Increase (14)
		• Nonperformance risk spread	0.03%	–	0.44%		0.10%	–	1.72%		Decrease (15)

(1)	The weighted average for fixed maturity securities is determined based on the estimated fair value of the securities.

(2)

The impact of a decrease in input would have the opposite impact on the estimated fair value. For embedded derivatives, changes to assumed guaranteed minimum benefits are based on liability positions and changes to ceded guaranteed minimum benefits are based on asset positions.

(3)	Significant increases (decreases) in expected default rates in isolation would result in substantially lower (higher) valuations.

(4)	Range and weighted average are presented in basis points.

(5)	Range and weighted average are presented in accordance with the market convention for fixed maturity securities of dollars per hundred dollars of par.

(6)

Changes in the assumptions used for the probability of default is accompanied by a directionally similar change in the assumption used for the loss severity and a directionally opposite change in the assumptions used for prepayment rates.

(7)

Ranges represent the underlying equity volatility quoted in percentage points. Since this valuation methodology uses a range of inputs across multiple volatility surfaces to value the derivative, presenting a range is more representative of the unobservable input used in the valuation.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

(8)	Changes are based on long U.S. dollar net asset positions and will be inversely impacted for short U.S. dollar net asset positions.

(9)

Ranges represent the different correlation factors utilized as components within the valuation methodology. Presenting a range of correlation factors is more representative of the unobservable input used in the valuation. Increases (decreases) in correlation in isolation will increase (decrease) the significance of the change in valuations.

(10)

Mortality rates vary by age and by demographic characteristics such as gender. Mortality rate assumptions are based on company experience. A mortality improvement assumption is also applied. For any given contract, mortality rates vary throughout the period over which cash flows are projected for purposes of valuing the embedded derivative.

(11)

Base lapse rates are adjusted at the contract level based on a comparison of the actuarially calculated guaranteed values and the current policyholder account value, as well as other factors, such as the applicability of any surrender charges. A dynamic lapse function reduces the base lapse rate when the guaranteed amount is greater than the account value as in the money contracts are less likely to lapse. Lapse rates are also generally assumed to be lower in periods when a surrender charge applies. For any given contract, lapse rates vary throughout the period over which cash flows are projected for purposes of valuing the embedded derivative.

(12)

The utilization rate assumption estimates the percentage of contract holders with a GMIB or lifetime withdrawal benefit who will elect to utilize the benefit upon becoming eligible. The rates may vary by the type of guarantee, the amount by which the guaranteed amount is greater than the account value, the contract’s withdrawal history and by the age of the policyholder. For any given contract, utilization rates vary throughout the period over which cash flows are projected for purposes of valuing the embedded derivative.

(13)

The withdrawal rate represents the percentage of account balance that any given policyholder will elect to withdraw from the contract each year. The withdrawal rate assumption varies by age and duration of the contract, and also by other factors such as benefit type. For any given contract, withdrawal rates vary throughout the period over which cash flows are projected for purposes of valuing the embedded derivative. For GMWBs, any increase (decrease) in withdrawal rates results in an increase (decrease) in the estimated fair value of the guarantees. For GMABs and GMIBs, any increase (decrease) in withdrawal rates results in a decrease (increase) in the estimated fair value.

(14)

Long-term equity volatilities represent equity volatility beyond the period for which observable equity volatilities are available. For any given contract, long-term equity volatility rates vary throughout the period over which cash flows are projected for purposes of valuing the embedded derivative.

(15)

Nonperformance risk spread varies by duration and by currency. For any given contract, multiple nonperformance risk spreads will apply, depending on the duration of the cash flow being discounted for purposes of valuing the embedded derivative.

The following is a summary of the valuation techniques and significant unobservable inputs used in the fair value measurement of assets and liabilities classified within Level 3 that are not included in the preceding table. Generally, all other classes of securities classified within Level 3, including those within embedded derivatives within funds withheld related to certain assumed reinsurance, use the same valuation techniques and significant unobservable inputs as previously described for Level 3 fixed maturity securities. This includes matrix pricing and discounted cash flow methodologies, inputs such as quoted prices for identical or similar securities that are less liquid and based on lower levels of trading activity than securities classified in Level 2, as well as independent non-binding broker quotations. The sensitivity of the estimated fair value to changes in the significant unobservable inputs for these other assets and liabilities is similar in nature to that described in the preceding table.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

The following tables summarize the change of all assets and (liabilities) measured at estimated fair value on a recurring basis using significant unobservable inputs (Level 3):

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	Fixed Maturity Securities:
	Foreign Corporate	U.S. Corporate	CMBS	ABS	Short-term Investments	Equity Market	Net Embedded Derivatives (6)
	(In thousands)
Year Ended December 31, 2013:
Balance, January 1,	$2,714	$15,465	$41,723	$4,000	$4,996	$185,601	$(8,501,238)
Total realized/unrealized gains (losses) included in:
Net income (loss): (1), (2)
Net investment income	11	(63)	(242)	—	4	—	—
Net investment gains (losses)	—	—	—	—	—	—	—
Net derivative gains (losses)	—	—	—	—	—	(425,674)	6,789,870
Policyholder benefits and claims	—	—	—	—	—	18,720	(139,134)
OCI	(25)	(652)	(1,828)	—	—	252	291,536
Purchases (3)	—	—	17,894	—	—	7,149	—
Sales (3)	(2,700)	(8,680)	—	—	(5,000)	—	—
Settlements (3)	—	—	—	—	—	(7,256)	(783,428)
Transfers into Level 3 (4)	—	3,847	—	—	—	—	—
Transfers out of Level 3 (4)	—	—	—	(4,000)	—	—	—

Balance, December 31,	$—	$9,917	$57,547	$—	$—	$(221,208)	$(2,342,394)

Changes in unrealized gains (losses) included in net income (loss): (5)
Net investment income	$—	$4	$(242)	$—	$—	$—	$—
Net investment gains (losses)	$—	$—	$—	$—	$—	$—	$—
Net derivative gains (losses)	$—	$—	$—	$—	$—	$(414,667)	$6,743,952
Policyholder benefits and claims	$—	$—	$—	$—	$—	$18,720	$(134,839)

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	Fixed Maturity Securities:				Equity Securities:
	Foreign Corporate	U.S. Corporate	CMBS	ABS	Non-redeemable Preferred Stock	Short-term Investments	Equity Market	Net Embedded Derivatives (6)
	(In thousands)
Year Ended December 31, 2012:
Balance, January 1,	$2,533	$15,114	$41,724	$—	$—	$39,967	$844,062	$(7,033,096)
Total realized/unrealized gains (losses) included in:
Net income (loss): (1), (2)
Net investment income	12	(16)	(164)	—	—	35	—	—
Net investment gains (losses)	—	—	—	—	—	—	—	—
Net derivative gains (losses)	—	—	—	—	—	—	(507,571)	(1,085,812)
Policyholder benefits and claims	—	—	—	—	—	—	28,895	72,507
OCI	169	(4)	163	—	—	—	(2,565)	259,765
Purchases (3)	—	6,501	—	4,000	—	4,994	19,056	—
Sales (3)	—	(701)	—	—	—	(40,000)	(43,500)	—
Settlements (3)	—	—	—	—	—	—	(152,776)	(714,602)
Transfers into Level 3 (4)	—	—	—	—	—	—	—	—
Transfers out of Level 3 (4)	—	(5,429)	—	—	—	—	—	—

Balance, December 31,	$2,714	$15,465	$41,723	$4,000	$—	$4,996	$185,601	$(8,501,238)

Changes in unrealized gains (losses) included in net income (loss): (5)
Net investment income	$11	$9	$(163)	$—	$—	$2	$—	$—
Net investment gains (losses)	$—	$—	$—	$—	$—	$—	$—	$—
Net derivative gains (losses)	$—	$—	$—	$—	$—	$—	$(498,377)	$(1,139,890)
Policyholder benefits and claims	$—	$—	$—	$—	$—	$—	$28,895	$75,146

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	Fixed Maturity Securities:				Equity Securities:
	Foreign Corporate	U.S. Corporate	CMBS	ABS	Non-redeemable Preferred Stock	Short-term Investments	Equity Market	Net Embedded Derivatives (6)
	(In thousands)
Year Ended December 31, 2011:
Balance, January 1,	$2,673	$10,430	$—	$—	$2,835	$49,980	$124,720	$(3,660,494)
Total realized/unrealized gains (losses) included in:
Net income (loss): (1), (2)
Net investment income	10	4	(104)	—	—	19	—	—
Net investment gains (losses)	—	1	—	—	(292)	—	—	—
Net derivative gains (losses)	—	—	—	—	—	—	563,864	(2,710,927)
Policyholder benefits and claims	—	—	—	—	—	—	7,131	70,390
OCI	(150)	(511)	104	—	337	—	409	(120,058)
Purchases (3)	—	—	41,724	—	—	39,951	225,211	—
Sales (3)	—	(1,974)	—	—	(2,880)	(49,983)	—	—
Settlements (3)	—	—	—	—	—	—	(2,563)	(612,007)
Transfers into Level 3 (4)	—	7,164	—	—	—	—	—	—
Transfers out of Level 3 (4)	—	—	—	—	—	—	(74,710)	—

Balance, December 31,	$2,533	$15,114	$41,724	$—	$—	$39,967	$844,062	$(7,033,096)

Changes in unrealized gains (losses) included in net income (loss): (5)
Net investment income	$10	$4	$(104)	$—	$—	$15	$—	$—
Net investment gains (losses)	$—	$1	$—	$—	$(292)	$—	$—	$—
Net derivative gains (losses)	$—	$—	$—	$—	$—	$—	$566,325	$2,735,936
Policyholder benefits and claims	$—	$—	$—	$—	$—	$—	$7,131	$108,678

(1)

Amortization of premium/accretion of discount is included within net investment income. Impairments charged to net income (loss) on securities are included in net investment gains (losses). Lapses associated with net embedded derivatives are included in net derivative gains (losses).

(2)	Interest and dividend accruals, as well as cash interest coupons and dividends received, are excluded from the rollforward.

(3)

The amount reported within purchases, sales, issuances and settlements is the purchase or issuance price and the sales or settlement proceeds based upon the actual date purchased or issued and sold or settled, respectively. Items purchased/issued and sold/settled in the same period are excluded from the rollforward. Fees attributed to embedded derivatives are included in settlements.

(4)

Gains and losses, in net income (loss) and other comprehensive income (loss), are calculated assuming transfers into and/or out of Level 3 occurred at the beginning of the period. Items transferred into and then out of Level 3 in the same period are excluded from the rollforward.

(5)	Changes in unrealized gains (losses) included in net income (loss) relate to assets and liabilities still held at the end of the respective periods.

(6)	Embedded derivative assets and liabilities are presented net for purposes of the rollforward.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

Fair Value of Financial Instruments Carried at Other Than Fair Value

The following tables provide fair value information for financial instruments that are carried on the balance sheet at amounts other than fair value. These tables exclude the following financial instruments: cash and cash equivalents, accrued investment income, the obligation to return cash collateral received (included in other liabilities on the balance sheets) and short-term investments that are not securities, such as time deposits, and therefore are not included in the three level hierarchy table disclosed in the “— Recurring Fair Value Measurements” section. The estimated fair value of the excluded financial instruments, which are primarily classified in Level 2 and, to a lesser extent, in Level 1, approximates carrying value as they are short-term in nature such that the Company believes there is minimal risk of material changes in interest rates or credit quality. All remaining balance sheet amounts excluded from the table below are not considered financial instruments subject to this disclosure.

The carrying values and estimated fair values for such financial instruments, and their corresponding placement in the fair value hierarchy, are summarized as follows at:

	December 31, 2013
	Carrying Value	Fair Value Hierarchy			Total Estimated Fair Value
		Level 1	Level 2	Level 3
	(In thousands)
Assets
Premiums, reinsurance and other receivables	$228,140	$—	$224,672	$(161,249)	$63,423
Liabilities
Debt — affiliated	$575,118	$—	$592,278	$—	$592,278
Other liabilities	$3,836	$—	$3,836	$—	$3,836

	December 31, 2012
	Carrying Value	Fair Value Hierarchy			Total Estimated Fair Value
		Level 1	Level 2	Level 3
	(In thousands)
Assets
Premiums, reinsurance and other receivables	$304,411	$—	$275,479	$174,126	$449,605
Liabilities
Debt — affiliated	$75,118	$—	$82,174	$—	$82,174
Other liabilities	$72	$—	$72	$—	$72

The methods, assumptions and significant valuation techniques and inputs used to estimate the fair value of financial instruments are summarized as follows:

Premiums, Reinsurance and Other Receivables

Premiums, reinsurance and other receivables are principally comprised of certain amounts recoverable under reinsurance agreements and amounts on deposit with financial institutions to facilitate daily settlements related to certain derivatives.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

Premiums receivable and those amounts recoverable under reinsurance agreements determined to transfer significant risk are not financial instruments subject to disclosure and thus have been excluded from the amounts presented. Amounts recoverable under ceded reinsurance agreements, which the Company has determined do not transfer significant risk such that they are accounted for using the deposit method of accounting, have been classified as Level 3. The valuation is based on discounted cash flow methodologies using significant unobservable inputs. The estimated fair value is determined using interest rates determined to reflect the appropriate credit standing of the assuming counterparty.

The amounts on deposit for derivative settlements, classified within Level 2, essentially represent the equivalent of demand deposit balances and amounts due for securities sold are generally received over short periods such that the estimated fair value approximates carrying value.

Debt — Affiliated

The estimated fair value of debt is principally determined using market standard valuation methodologies. Valuations are based primarily on quoted prices in markets that are not active or using matrix pricing that use standard market observable inputs such as quoted prices in markets that are not active and observable yields and spreads in the market. Instruments valued using discounted cash flow methodologies use standard market observable inputs including market yield curve, duration, observable prices and spreads for similar publicly traded or privately traded issues.

Other Liabilities

Other liabilities consist primarily of interest payable. The Company evaluates the specific terms, facts and circumstances of each instrument to determine the appropriate estimated fair values, which are not materially different from the carrying values.

8. Debt — Affiliated

The table below presents information for the Company’s long-term and short-term debt-affiliated outstanding at:

			December 31,
	Interest Rate	Maturity	2013	2012
			(in thousands)
Short-term and Long-term debt
Surplus note	6.798%	2014	$75,118	$75,118
Senior notes	2.470%	2015	500,000	—

Total debt-affiliated			$575,118	$75,118

On October 15, 2013, the Company issued $500.0 million of guaranteed senior notes, Series A, to various affiliates, maturing in 2015 with an interest rate of 2.47%.

On September 27, 2012, the Holding Company assumed $750.0 million of the Company’s senior notes with interest rates of 6.440% and 5.330%, payable to an affiliate. In exchange for the assumption of senior notes, the

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

8. Debt — Affiliated (continued)

Company issued to the Holding Company 75,000 shares of Series A 7.69% non-cumulative perpetual preferred shares with a par value of $1 per share and a liquidity preference of $10,000 per share. The dividend is payable semi-annually. (See Note 9 for additional information on preferred stock).

On December 19, 2012, the Holding Company assumed $1,250.0 million of the Company’s senior notes with interest rates of 7.440%, 5.640% and 5.860%, payable to various affiliates. In exchange for the assumption of senior notes, the Company issued to the Holding Company 125,000 shares of Series A 7.75% non-cumulative perpetual preferred shares with a par value of $1 per share and a liquidity preference of $10,000 per share. The dividend is payable semi-annually. (See Note 9 for additional information on preferred stock).

On July 15, 2011, the Company issued a $500.0 million guaranteed senior note, Series A, to various affiliates, maturing in 2021 with an interest rate of 5.64%.

On December 16, 2011, the Company issued a $500.0 million guaranteed senior note, Series B, to various affiliates, maturing in 2021 with an interest rate of 5.86%.

Interest expense related to the Company’s indebtedness, included in other expenses, was $7.7 million, $112.6 million and $83.3 million for the years ended December 31, 2013, 2012 and 2011, respectively.

Letters of Credit

The Company had access to certain letter of credit agreements totaling $5,450.0 million in letter of credit capacity from various banks, either directly with the bank or indirectly through letters of credit available to the Holding Company for the benefit of the Company and certain other affiliates of the Holding Company. At December 31, 2013, the Company had $802.0 million in outstanding letters of credit. The letters of credit were used to collateralize assumed liabilities.

Letters of credit outstanding as of December 31, 2013 were as follows:

Borrower(s)	Expiration	Capacity	Used by the Company	Used by Affiliates	Remaining Unused
	(In thousands)
Exeter	December 2027 (1)	$650,000	$600,000	$—	$50,000
Holding Company and MetLife Funding, Inc.	September 2017 (1)	1,000,000	—	59,000	941,000
Holding Company and MetLife Funding, Inc.	August 2016	3,000,000	2,000	130,789	2,867,211
Exeter, Holding Company & Missouri Reinsurance, Inc.	June 2016	500,000	—	490,000	10,000
Holding Company	August 2014	300,000	200,000	100,000	—

Total		$5,450,000	$802,000	$779,789	$3,868,211

(1)	The Holding Company is a guarantor under this agreement.

9.  Stockholder’s Equity

Effective October 1, 2013 in conjunction with the Company’s redomestication to Delaware the stockholder’s equity was restructured.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

9.  Stockholder’s Equity (continued)

Information regarding the restructure was as follows at:

	December 31,
	2013	2012
Common stock
Shares authorized	13,875,000	14,125,000
Shares issued	13,466,000	13,466,000
Shares outstanding	13,466,000	13,466,000
Par value per share	$0.01	$1.00

	December 31,
	2013	2012
Preferred stock
Shares authorized	250,000	200,000
Shares issued	200,000	200,000
Shares outstanding	200,000	200,000
Par value per share	$0.01	$1.00
Liquidation preference per share	$10,000	$10,000

Preferred Stock

On September 27, 2012, the Company issued to the Holding Company 75,000 shares of 7.69% Series A non-cumulative perpetual preferred stock in exchange for the assumption of $750.0 million of the Company’s senior notes. See Note 8.

On December 19, 2012, the Company issued to the Holding Company 125,000 shares of 7.75% Series A non-cumulative perpetual preferred stock in exchange for the assumption of $1,250.0 million of the Company’s senior notes. See Note 8.

Equity

Under Delaware Law, the Company is required to maintain minimum capital of $250 thousand. The Company was in compliance with this requirement at December 31, 2013.

Under the Law, the Company was required to maintain net worth of $240 thousand. The Company was in compliance with this requirement at September 30, 2013 (prior to redomestication to Delaware) and December 31, 2012.

During the year ended December 31, 2013, the Company received no capital contributions from the Holding Company. The Company received capital contributions of $800.0 million and $673.0 million in cash from the Holding Company during the years ended December 31, 2012 and 2011.

During the years ended December 31, 2013, 2012 and 2011, the Holding Company paid and contributed, on the Company’s behalf, $26.8 million, $33.4 million and $30.9 million, respectively, in the form of letter of credit fees.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

9.  Stockholder’s Equity (continued)

Dividend Restrictions

Under the strategic business plan of the company approved by the Delaware Insurance commissioner (the “Commissioner”), the company may not declare or pay dividend in any form to its parent without the approval of the Commissioner and in no event shall the Commissioner grant such approval if the dividend would result in the insolvency or impairment of the Company.

The company paid non-cumulative perpetual preferred stock dividend to the Holding company of $132.5 million during the year ended December 31, 2013. The Company did not pay a dividend to the Holding Company during the years ended December 31, 2012 and 2011.

Accumulated Other Comprehensive Income (Loss)

Information regarding changes in the balances of each component of AOCI, net of income tax, was as follows:

	Unrealized Investment Gains (Losses), Net of Related Offsets	Foreign Currency Translation Adjustment	Total
	(In thousands)
Balance at December 31, 2010	$3,341	$39,291	$42,632
OCI before reclassifications	39,974	(15,751)	24,223
Income tax expense (benefit)	(13,991)	—	(13,991)

OCI before reclassifications, net of income tax	29,324	23,540	52,864
Amounts reclassified from AOCI	(4,425)	—	(4,425)
Income tax expense (benefit)	1,549	—	1,549

Amounts reclassified from AOCI, net of income tax	(2,876)	—	(2,876)

Balance at December 31, 2011	26,448	23,540	49,988
OCI before reclassifications	29,412	13,028	42,440
Income tax expense (benefit)	(10,294)	—	(10,294)

OCI before reclassifications, net of income tax	45,566	36,568	82,134
Amounts reclassified from AOCI	(4,395)	—	(4,395)
Income tax expense (benefit)	1,538	—	1,538

Amounts reclassified from AOCI, net of income tax	(2,857)	—	(2,857)

Balance at December 31, 2012	42,709	36,568	79,277
OCI before reclassifications	(54,557)	26,548	(28,009)
Income tax expense (benefit)	19,094	—	19,094

OCI before reclassifications, net of income tax	7,246	63,116	70,362
Amounts reclassified from AOCI	(2,077)	—	(2,077)
Income tax expense (benefit)	727	—	727

Amounts reclassified from AOCI, net of income tax	(1,350)	—	(1,350)

Balance at December 31, 2013	$5,896	$63,116	$69,012

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

9.  Stockholder’s Equity (continued)

Information regarding amounts reclassified out of each component of AOCI, was as follows:

AOCI Components	Amounts Reclassified from AOCI			Statement of Operations and Comprehensive Income (Loss) Location
	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Net unrealized investment gains (losses):
Net unrealized investment gains (losses)	$2,066	$4,387	$4,426	Other net investment gains (losses)
Net unrealized investment gains (losses)	11	8	(1)	Net investment income

Net unrealized investment gains (losses), before income tax	2,077	4,395	4,425
Income tax (expense) benefit	(727)	(1,538)	(1,549)

Net unrealized investment gains (losses), net income tax	$1,350	$2,857	$2,876

Total reclassification, net of income tax	$1,350	$2,857	$2,876

10.  Other Expenses

Information on other expenses was as follows:

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Commissions	$11,775	$11,116	$9,155
Volume-related costs	26,816	33,524	30,929
Affiliated costs of reinsurance	72,517	297	12,073
Capitalization of DAC	(2,013)	(1,760)	(2,955)
Amortization of DAC	(21,146)	43,204	31,527
Interest expense on debt and debt issuance costs	7,714	112,646	83,296
Premium taxes, licenses & fees	25	9	34
Professional services	468	858	84
Other	5,051	6,947	5,740

Total other expenses	$101,207	$206,841	$169,883

Capitalization and Amortization of DAC

See Note 2 for additional information on DAC including impacts of capitalization and amortization.

Affiliated Expenses

Commissions, volume-related costs and capitalization and amortization of DAC include the impact of affiliated reinsurance transactions.

See Notes 4 and 8 for a discussion of affiliated expenses included in the table above.

Interest Expense on Debt

See Note 8 for attribution of interest expense by debt issuance.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

11.  Income Tax

The provision for income tax was as follows:

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Current:
Federal	$(267,685)	$(363,174)	$273,521
Foreign	50	50	—

	(267,635)	(363,124)	273,521
Deferred:
Federal	631,850	(1,092,375)	(179,444)

Provision for income tax expense (benefit)	$364,215	$(1,455,499)	$94,077

The reconciliation of the income tax provision at the U.S. statutory rate to the provision for income tax as reported was follows:

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Tax provision at U.S. statutory rate	$362,691	$(1,455,439)	$94,077
Tax effect of:
Other	1,464	—	—
Tax exempt investment income	—	(60)	—
Prior year tax	60	—	—

Provision for income tax expense (benefit)	$364,215	$(1,455,499)	$94,077

Deferred income tax represents the tax effect of the differences between the book and tax basis of assets and liabilities. Net deferred income tax assets and liabilities consisted of the following at:

	December 31,
	2013	2012
	(In thousands)
Deferred income tax assets:
Benefit, reinsurance and other reserves	$726,167	$2,752,083
Investments, including derivatives	821,544	—
Net operating loss	67,235	—
Tax credits	113	—
Other	—	753

	1,615,059	2,752,836

Deferred income tax liabilities:
Net unrealized investment gains	3,176	22,997
DAC	35,280	33,288
Investments, including derivatives	—	429,480
Other	47,139	—

	85,595	485,765

Net deferred income tax asset (liability)	$1,529,464	$2,267,071

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

11.  Income Tax (continued)

Domestic net operating carryforwards of $192,099 thousand at December 31, 2013 will expire beginning in 2028. Tax credit carryforwards of $113 thousand at December 31, 2013 will expire beginning in 2022.

The lack of a valuation allowance reflects management’s assessment, based on available information, that it is more likely than not that the deferred income tax asset will be realizable. In 2013, management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize gross deferred tax assets. Accordingly, the Company has not recorded a valuation allowance against its gross deferred tax assets. The Company has determined that a valuation allowance against its deferred tax assets is not appropriate as of the year ended December 31, 2012.

Prior to October 1, 2013, the Company was registered as an exempted company pursuant to the Companies Law of the Cayman Islands. No local income, profits or capital gains taxes are levied in the Cayman Islands at the current time. As a result, no provision for such taxes is recorded by the Company.

Prior to the re-domestication, the Company made an election to be treated as an U.S. Domestic entity under Internal Revenue Code Section (“Sec.”) 953(d). The election under Sec. 953(d) is valid through December 31, 2013. The Company joins with the Holding Company and its includable life insurance and non-life insurance subsidiaries in filing a consolidated U.S. federal income tax return in accordance with the provision of the Code. Pursuant to this tax sharing agreement, the amount due from the Holding Company was $196.6 million and $261.7 million at December 31, 2013 and 2012, respectively.

The Company files income tax returns with the U.S. federal government and is under continuous examination by the Internal Revenue Service. The Company is no longer subject to U.S. federal income tax examinations for years prior to 2003, with the exception of the period October 31, 2000 through December 31, 2000. The IRS audit cycle for the years 2003 through 2006, which began in April 2010, is expected to conclude in 2014. It is not expected to have a material impact on the financial statements. As of December 31, 2013, the Company had no liability for unrecognized tax benefits.

12.  Contingencies and Commitments

There is no pending or threatened litigation, claim or assessment against the Company that would constitute a material loss contingency.

Various litigation, claims or assessments against the Company may arise in the ordinary course of the Company’s business. Liabilities for litigations, claims or assessments are established when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. The Company regularly reviews relevant information with respect to liabilities for litigation, regulatory investigations and litigation-related contingencies to be reflected in the Company’s financial statements. Based on information currently known by the Company’s management, in its opinion, there are no current legal proceedings, likely to have such an effect. However, it is possible that an adverse outcome in a litigation matter, should such a litigation matter arise in the future, could have a material effect on the Company’s net income or cash flows.

Exeter Reassurance Company, Ltd.

Notes to the Financial Statements — (Continued)

13.  Other Related Party Transactions

The Company had net payables to affiliates of $593 thousand and $877 thousand at December 31, 2013 and 2012, respectively. These payables exclude affiliated reinsurance balances discussed in Note 4 and affiliated debt balances discussed in Note 8.

See Note 5 for additional related party transactions.

14.  Subsequent Events

In anticipation of the Mergers, certain risks formerly reinsured by Exeter were re-directed to affiliates through various forms of transactions. For certain risks that were re-directed in October 2014 and November 2014, the agreement terms included that the initial settlement amounts were to be based upon the reinsurance balances at September 30, 2014. The estimated impacts of these transactions to Exeter were a decrease in cash and invested assets of $2.6 billion, a decrease in future policy benefits of $500 million, a decrease in policyholder account balances of $1.2 billion and a decrease in other policy-related balances of $800 million. Also as a result of these transactions, Exeter recorded an estimated net loss of $100 million during the fourth quarter of 2014. These estimated amounts will be adjusted to actual settlement amounts by January 2015, in accordance with the applicable reinsurance recapture agreements’ terms. The Company expects to enter into another affiliated reinsurance transaction on or around November 10, 2014. The estimated impacts, based upon the account balances at September 30, 2014, are a decrease in cash and invested assets of $400 million, a decrease in future policy benefits of $500 million, offset by an increase in other policy-related balances of $100 million. It is likely that the final settlement amounts of these reinsurance transactions, that will consider additional available information, will differ from the estimated amounts and it is possible the differences may be material.